        As filed with the Securities and Exchange Commission on February 6, 2004
                                                     Registration No. 333-111738


================================================================================

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                 AMENDMENT NO. 1
                                       TO

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              QUANTA SERVICES, INC.
             (Exact name of registrant as specified in its charter)

             DELAWARE                                       74-2851603
  (State or other jurisdiction of                        (I.R.S. employer
   incorporation or organization)                     identification number)

                       1360 POST OAK BOULEVARD, SUITE 2100
                              HOUSTON, TEXAS 77056
                                 (713) 629-7600
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              DANA A. GORDON, ESQ.
                  VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                       1360 POST OAK BOULEVARD, SUITE 2100
                              HOUSTON, TEXAS 77056
                                 (713) 629-7600
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    COPY TO:

                             W. Robert Shearer, Esq.
                           WEIL, GOTSHAL & MANGES LLP
                            700 LOUISIANA, SUITE 1600
                              HOUSTON, TEXAS 77002
                                 (713) 546-5000

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earliest effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]




         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                  SUBJECT TO COMPLETION, DATED FEBRUARY 6, 2004

PRELIMINARY PROSPECTUS

                              QUANTA SERVICES, INC.


         $270,000,000 4.50% CONVERTIBLE SUBORDINATED DEBENTURES DUE 2023
  AND THE COMMON STOCK ISSUABLE UPON CONVERSION OR REPURCHASE OF THE DEBENTURES



   On October 17, 2003 and October 23, 2003, we issued and sold $270,000,000 aggregate principal amount of 4.50% convertible subordinated debentures due 2023 in private placements in reliance on an exemption from registration under the Securities Act of 1933, as amended, or the Securities Act. The initial purchasers of the debentures in these offerings resold the debentures in offerings in reliance on an exemption from registration under Rule 144A of the Securities Act. The selling security holders may use this prospectus to resell their debentures and the common stock issuable upon conversion or repurchase of their debentures.


   The debentures bear interest at the rate of 4.50% per annum. Interest on the debentures is payable on April 1 and October 1 of each year, beginning on April 1, 2004.

   Holders may convert the debentures into shares of our common stock at a conversion rate of 89.7989 shares per $1,000 principal amount of debentures, subject to adjustment upon certain events, under the following circumstances:
(1) during any fiscal quarter commencing after December 31, 2003 if the last reported sale price of our common stock is greater than or equal to 120% of the conversion price for at least 20 trading days in the period of 30 consecutive trading days ending on the first trading day of such fiscal quarter; (2) if we call the debentures for redemption; (3) upon the occurrence of certain corporate transactions; or (4) during the five business day period after any five consecutive trading day period in which the trading price per debenture for each day of that period was less than 98% of the product of the last reported sale price of our common stock and the conversion rate. Upon conversion, Quanta will have the right to deliver, in lieu of common stock, cash or a combination of cash and common stock in the amounts described in this prospectus.

   The debentures will mature on October 1, 2023, unless earlier converted, redeemed or repurchased by us. We may redeem some or all of the debentures in cash, at any time and from time to time, on or after October 8, 2008 at a redemption price equal to 100% of the principal amount of the debentures to be redeemed, plus accrued and unpaid interest to but excluding the redemption date. You may require us to repurchase some or all of your debentures at a repurchase price equal to 100% of the principal amount of the debentures plus accrued and unpaid interest to but excluding the applicable repurchase date on October 1, 2008, October 1, 2013 or October 1, 2018 or at any time prior to their maturity following a fundamental change as described in this prospectus. We will pay cash for all debentures that holders require us to repurchase on October 1, 2008. For any debentures that holders require us to repurchase on October 1, 2013 or October 1, 2018 or following a fundamental change, we may, at our option, pay the repurchase price in cash or shares of our common stock or any combination thereof.

   The debentures rank junior in right of payment to all of our existing and future senior indebtedness. The debentures also effectively rank junior to our subsidiaries' existing and future indebtedness and other liabilities, including trade payables.


   The debentures are not listed on any securities exchange. The debentures are designated for trading in the PORTAL market. Our common stock is listed on the New York Stock Exchange under the symbol "PWR." The last reported sale price of our common stock on the New York Stock Exchange on February 4, 2004 was $8.26 per share.


     THIS INVESTMENT INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 5.

   Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                 The date of this prospectus is __________, 2004

   The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, nor is it soliciting offers to buy these securities, in any state where the offer or sale is not permitted.

                                TABLE OF CONTENTS

                                                                            PAGE
Special Note Regarding Forward-Looking Statements..........................  ii
Summary....................................................................   1
Risk Factors...............................................................   5
Use of Proceeds............................................................  14
Price Range of Common Stock................................................  14
Dividend Policy............................................................  14
Description of Other Indebtedness..........................................  15
Description of Debentures..................................................  17
Description of Capital Stock...............................................  40
Material U.S. Federal Income Tax Considerations............................  44
Selling Security Holders...................................................  49
Plan of Distribution.......................................................  55
Legal Matters..............................................................  56
Experts....................................................................  56
Where You Can Find More Information........................................  56
Incorporation of Certain Documents by Reference............................  57

   In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with any other information. If you receive any other information, you should not rely on it.

   The selling security holders are offering to sell the debentures and the common stock issuable upon conversion of the debentures only in places where offers and sales are permitted.

   You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than the date on the front cover of this prospectus.

   In this prospectus, "Quanta," "we," "us" and "our" refer to Quanta Services, Inc. and its subsidiaries, and "initial purchasers" refers to Banc of America Securities LLC and J.P. Morgan Securities Inc., in each case except where the context otherwise requires or as otherwise indicated. References in this prospectus to our common stock include rights associated with our common stock pursuant to our stockholder rights plan.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

   This prospectus includes statements reflecting assumptions, expectations, projections, intentions or beliefs about future events that are intended as "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as "anticipate," "estimate," "project," "forecast," "may," "will," "should," "could," "expect," "believe" and other words of similar meaning. In particular, these include, but are not limited to, statements relating to the following:

      -  projected operating or financial results;

      -  expectations regarding capital expenditures;

      -  the effects of competition in our markets;

      -  the duration and extent of the current economic downturn;

      - material adverse changes in economic conditions in the markets served by us or by our customers; and

      -  our ability to achieve cost savings.

   Any or all of our forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions and by known or unknown risks and uncertainties, including the following:

      -  the duration and extent of the current economic downturn;

      - the cost of borrowing, availability of credit, debt covenant compliance and other factors affecting our financing activities;

      - quarterly variations in our operating results due to seasonality and adverse weather conditions;

      - material adverse changes in economic conditions in the markets served by us or by our customers;

      -  the adverse impact of goodwill impairments;

      -  replacement of our contracts as they are completed or expire;

      - rapid technological and structural changes that could reduce the demand for the services we provide;

      -  our ability to effectively compete for market share;

      -  our ability to generate internal growth;

      -  retention of key personnel and qualified employees;

      - the impact of our unionized workforce on our operations and acquisition strategy;

      -  potential exposure to environmental liabilities;

      -  our ability to effectively integrate the operations of our companies;

      -  beliefs and assumptions about the collectibility of receivables;

      -  our dependence on fixed price contracts;

      -  cancellation provisions within our contracts;

      -  beliefs or assumptions about the outlook for markets we serve; and

      - the other risks and uncertainties as are described under "Risk Factors" and as may be detailed from time to time in our public filings with the Securities and Exchange Commission (SEC).

   Many of these factors will be important in determining our actual future results. Consequently, no forward-looking statement can be guaranteed. Our actual future results may vary materially from those expressed or implied in any forward-looking statements.

   All of our forward-looking statements, whether written or oral, are expressly qualified by these cautionary statements and any other cautionary statements that may accompany such forward-looking statements. In addition, we disclaim any obligation to update any forward-looking statements to reflect events or circumstances after the date of this prospectus.

                                     SUMMARY

   The following summary provides an overview of selected information about us. This summary is qualified in its entirety by the more detailed information, including our consolidated financial statements and related notes thereto, included or incorporated by reference in this prospectus. You should carefully consider the entire prospectus, including the "Risk Factors" section, before making an investment decision.

                                   THE COMPANY

   We are a leading provider of specialized contracting services, offering end-to-end network solutions to the electric power, gas, telecommunications, and cable television industries. We have principal offices in 35 states and provide services nationwide, giving us the presence and capability to quickly, reliably and effectively complete projects throughout the United States. For the nine months ended September 30, 2003, our end markets provided the following percentages of our revenues:

      -  Electric power and natural gas (61%)

      -  Telecommunications (15%)

      -  Cable television (7%)

      -  Other, including industrial, commercial, and government customers (17%)

      Our primary service capabilities include the following:

      -  Repair

      -  Maintenance

      -  Installation

      -  Emergency Response

      -  Design

      -  Specialty Services

   Within the electric power and natural gas end markets, services we provide include: installation, repair and maintenance of electric power distribution networks, electric transmission lines, substation facilities and natural gas distribution systems, and storm damage restoration work. Within the telecommunications and cable television end markets, services we provide include: fiber optic, copper, and coaxial cable installation and maintenance for video, data and voice transmission; design, construction and maintenance of DSL networks and switching systems; engineering and erection of wireless telecommunications towers; and residential installation and customer connects for cable television, telephone, and Internet services.

   We were founded in 1997 and began as a group of infrastructure services companies led by our Chief Executive Officer, John Colson. We completed our initial public offering in 1998 and since that time have expanded our geographic coverage and service capabilities through acquisitions and internal growth. Our operating structure allows for the flexibility of multiple operating units with the benefit of an organization with scale. Our units are managed on a decentralized basis, with units operated as individual profit centers. To leverage our scale and geographic reach, our operating units have incentives to cross-sell additional services of other operating units to customers. In addition, our business development group promotes and markets our services for prospective large national accounts and projects that require services from multiple business units.

   During 2002 and 2003, we have taken several actions to reduce costs. We conducted a comprehensive cost evaluation program the scope of which ranged from equipment utilization to cell phone expenses and has resulted in cost reductions at our units. In addition, we consolidated various operations where there were operational or regional synergies. We reduced salary and benefit costs through staff reductions at several levels of the organization and increased utilization of hourly employees. Our scaleable workforce was comprised of 1,798 salaried employees and 9,945 hourly employees at December 31, 2002, and 1,439 salaried employees and 10,190 hourly employees at September 30, 2003.

   Financial and economic pressures have led our customers to return to their core competencies and focus on cost reductions, resulting in an increased focus on outsourcing services. We believe that we are adequately positioned to provide these services because of our proven full-service operating units with broad geographic reach, financial capability and technical expertise.

   Quanta was incorporated in 1997 as a Delaware corporation and its common stock is traded on the New York Stock Exchange under the symbol "PWR." Our principal executive offices are located at 1360 Post Oak Boulevard, Suite 2100, Houston, Texas 77056, and our telephone number is (713) 629-7600. We maintain a website at www.quantaservices.com. Information on our website does not constitute a part of this prospectus.

                                  THE OFFERING

   The following summary contains basic information about the debentures and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of the debentures, please refer to the section of this prospectus entitled "Description of Debentures." For purposes of the description of the debentures included in this prospectus, references to "the company," "Quanta," "we," "us" and "our" refer only to Quanta Services, Inc. and do not include our subsidiaries.

Securities Offered......................  $270,000,000 principal amount of 4.50%
                                          Convertible Subordinated Debentures
                                          due 2023

Maturity Date...........................  October 1, 2023, unless earlier converted, redeemed or repurchased.

Ranking.................................  The debentures rank junior in right of payment to all of our existing and
                                          future senior indebtedness and equally
                                          in right of payment with all of our
                                          subordinated indebtedness. The
                                          debentures rank equally in right of
                                          payment with our $172.5 in aggregate
                                          principal amount of 4% convertible
                                          subordinated notes due 2007. Any
                                          amounts borrowed by us under our new
                                          credit facility will constitute senior
                                          indebtedness. The debentures are also
                                          effectively subordinated to the
                                          liabilities of our subsidiaries, and,
                                          as of September 30, 2003, our
                                          subsidiaries had approximately $6.7
                                          million of indebtedness.

Interest................................  4.50% per annum on the principal amount, payable semiannually in
                                          arrears on April 1 and October 1 of
                                          each year, beginning on April 1, 2004.

Conversion Rights.......................  You may convert the debentures into shares of our common stock at a
                                          conversion rate of 89.7989 shares per
                                          $1,000 principal amount of debentures
                                          (equal to a conversion price of
                                          approximately $11.14 per share),
                                          subject to adjustment, only under the
                                          following circumstances:

                                          -    during any fiscal quarter
                                               commencing after December 31,
                                               2003 if the last reported sale
                                               price of our common stock is
                                               greater than or equal to 120% of
                                               the conversion price for at least
                                               20 trading days in the period of
                                               30 consecutive trading days
                                               ending on the first trading day
                                               of such fiscal quarter;

                                          -    if the debentures have been
                                               called for redemption by us;

                                          -    upon the occurrence of specified
                                               corporate transactions described
                                               under "Description of Debentures
                                               -- Conversion Upon Specified
                                               Corporate Transactions"; or

                                          -    during the five business day
                                               period after any five consecutive
                                               trading day period in which the
                                               trading price per debenture for
                                               each day of that period was less
                                               than 98% of the product of the
                                               last reported sale price of our
                                               common stock and the number of
                                               shares issuable upon conversion
                                               of $1,000 principal amount of the
                                               debentures.

                                          You will not receive any cash payment
                                          or additional shares representing
                                          accrued and unpaid interest upon
                                          conversion of a debenture, except in
                                          limited circumstances. Instead,
                                          interest will be deemed paid by the
                                          common stock issued to you upon
                                          conversion. Debentures called for
                                          redemption may be surrendered for
                                          conversion prior to the close of
                                          business on the second business day
                                          immediately preceding the redemption
                                          date.

                                          Upon a surrender of your debentures
                                          for conversion, we will have the right
                                          to deliver, in lieu of shares of our
                                          common stock, cash or a combination of
                                          cash and shares of common stock in
                                          amounts described in this prospectus
                                          under "Description of Debentures --
                                          Conversion Rights -- Payment upon
                                          Conversion."

Sinking Fund............................  None.

Optional Redemption.....................  Prior to October 8, 2008, the
                                          debentures will not be redeemable. On
                                          or after October 8, 2008, we may
                                          redeem for cash some or all of the
                                          debentures, at any time and from time
                                          to time, upon at least 30 days' notice
                                          for a price equal to 100% of the
                                          principal amount of the debentures to
                                          be redeemed, plus any accrued and
                                          unpaid interest to but excluding the
                                          redemption date.

Repurchase of Debentures by Us            You may require us to repurchase some
at the Option of the Holder.............  or all of your debentures on October
                                          1, 2008, October 1, 2013 or October 1,
                                          2018 at a repurchase price equal to
                                          100% of the principal amount of the
                                          debentures being repurchased, plus any
                                          accrued and unpaid interest to but
                                          excluding the applicable repurchase
                                          date. We will pay cash for all
                                          debentures that holders require us to
                                          repurchase on October 1, 2008. For any
                                          debentures that holders require us to
                                          repurchase on October 1, 2013 or
                                          October 1, 2018, we may, at our
                                          option, pay the repurchase price in
                                          cash or shares of our common stock
                                          (valued using the method set forth in
                                          "Description of Debentures --
                                          Repurchase of Debentures by Us at the
                                          Option of the Holder") or a
                                          combination of cash and shares of our
                                          common stock, provided that we will
                                          pay any accrued and unpaid interest in
                                          cash.

Fundamental Change......................  If we undergo a fundamental change
                                          (as defined in "Description of
                                          Debentures - Repurchase of Debentures
                                          by Us at the Option of the Holder upon
                                          a Fundamental Change") prior to
                                          maturity of the debentures, you will
                                          have the right, at your option, to
                                          require us to repurchase some or all
                                          of your debentures at a repurchase
                                          price equal to 100% of the principal
                                          amount of the debentures being
                                          repurchased, plus any accrued and
                                          unpaid interest to but excluding the
                                          applicable repurchase date. We may, at
                                          our option, pay the repurchase price
                                          for such debentures in cash or shares
                                          of our common stock (valued using the
                                          method set forth in "Description of
                                          Debentures -- Repurchase of Debentures
                                          by Us at the Option of the Holder") or
                                          a combination of cash and shares of
                                          our common stock, provided that we
                                          will pay any accrued and unpaid
                                          interest in cash.


Use of Proceeds.........................  We will not receive any of the proceeds of the sale by the selling
                                          security holders of the debentures or
                                          the common stock issuable upon
                                          conversion or repurchase of the
                                          debentures.


Book-Entry Form.........................  The debentures were issued in book-entry form and are represented by
                                          global certificates deposited with, or
                                          on behalf of, The Depository Trust
                                          Company (DTC) and registered in the
                                          name of a nominee of DTC. Beneficial
                                          interests in any of the debentures
                                          will be shown on, and transfers will
                                          be effected only through, records
                                          maintained by DTC or its nominee, and
                                          any such interests may not be
                                          exchanged for certificated securities
                                          except in limited circumstances.

Trading.................................  Since their initial issuances the debentures have been eligible for
                                          trading on the PORTAL market. However,
                                          debentures sold pursuant to this
                                          prospectus are not expected to remain
                                          eligible for trading on the PORTAL
                                          market. We do not intend to list the
                                          debentures on any national securities
                                          exchange or in any automated quotation
                                          system.

                                          Our common stock is listed on the New
                                          York Stock Exchange under the symbol
                                          "PWR."

Limited Vote Common Stock...............  As of December 31, 2003, there were approximately 1,067,750 shares of
                                          limited vote common stock outstanding.
                                          Our limited vote common stock is not
                                          listed on any securities exchange or
                                          included in any automated quotation
                                          system. Each share of limited vote
                                          common stock will automatically
                                          convert into common stock on a
                                          share-for-share basis immediately upon
                                          a sale of such shares.

                       RATIO OF EARNINGS TO FIXED CHARGES

                                                   YEAR ENDED DECEMBER 31,
                           -----------------------------------------------------------------------      NINE MONTHS ENDED
                             1998           1999           2000             2001           2002         SEPTEMBER 30, 2003
                           ---------     ----------      ---------        ---------      ---------      ------------------
Ratio of earnings to
fixed charges(a)......        6.1            6.4            7.4              4.6            (b)                 (b)

      (a)   For purposes of computing the ratios of earnings to fixed charges:

            (1) "earnings" consists of income before provision for income taxes, plus fixed charges (excluding capitalized interest); and

            (2) "fixed charges" consists of interest expensed and capitalized, amortization of debt discount and expense relating to indebtedness and the portion of rental expense representative of the interest factor attributable to leases for rental property.

      (b) Due to losses for the year ended December 31, 2002, and the nine months ended September 30, 2003, the ratio of earnings to fixed charges for such periods was less than 1:1. In order to achieve a coverage ratio of 1:1, we needed additional earnings of $193.8 million for the year ended December 31, 2002 and $13.8 million for the nine months ended September 30, 2003.

                                  RISK FACTORS

   You should consider the following risk factors, in addition to the other information presented in this prospectus and the documents incorporated by reference in this prospectus, in evaluating us, our business and an investment in the debentures and common stock issuable upon conversion of the debentures. Any of the following risks, as well as other risks and uncertainties, could seriously harm our business and financial results and cause the value of the debentures and common stock issuable upon conversion of the debentures to decline, which in turn could cause you to lose all or part of your investment.

RISKS RELATING TO OUR BUSINESS

A CONTINUED ECONOMIC DOWNTURN MAY LEAD TO LESS DEMAND FOR OUR SERVICES.

   If the general level of economic activity remains slow or deteriorates further, our customers may delay or cancel new projects. The telecommunications and utility markets have experienced substantial change during 2002 as evidenced by an increased number of bankruptcies in the telecommunications market, continued devaluation of many of our customers' debt and equity securities and pricing pressures resulting from challenges faced by major industry participants. These factors have contributed to the delay and cancellation of projects and reduction of capital spending that have impacted our operations and ability to grow at historical levels. A number of other factors, including financing conditions for and potential bankruptcies in the industries we serve, could adversely affect our customers and their ability or willingness to fund capital expenditures in the future or pay for past services. In addition, consolidation, competition or capital constraints in the electric power, gas, telecommunications or cable television industries may result in reduced spending by, or the loss of, one or more of our customers.

WE MAY NOT HAVE ACCESS IN THE FUTURE TO SUFFICIENT FUNDING TO FINANCE DESIRED GROWTH.

   If we cannot secure additional financing in the future on acceptable terms, we may be unable to support our growth strategy. We cannot readily predict the ability of certain customers to pay for past services or the timing, size and success of our acquisition efforts. Using cash for acquisitions limits our financial flexibility and makes us more likely to seek additional capital through future debt or equity financings. Our existing debt agreements contain significant restrictions on our operational and financial flexibility, including our ability to incur additional debt, and if we seek more debt we may have to agree to additional covenants that limit our operational and financial flexibility. When we seek additional debt or equity financings, we cannot be certain that additional debt or equity will be available to us on terms acceptable to us or at all.

OUR OPERATING RESULTS MAY VARY SIGNIFICANTLY FROM QUARTER TO QUARTER.

   We experience lower gross and operating margins during winter months due to lower demand for our services and more difficult operating conditions. Additionally, our quarterly results may also be materially and adversely affected by:

      -     the timing and volume of work under new agreements;

      -     regional or general economic conditions;

      -     the budgetary spending patterns of customers;

      -     payment risk associated with the financial condition of customers;

      - variations in the margins of projects performed during any particular quarter;

      -     the termination of existing agreements;

      - costs we incur to support growth internally or through acquisitions or otherwise;

      - losses experienced in our operations not otherwise covered by insurance;

      - a change in the demand for our services caused by severe weather conditions;

      -     a change in the mix of our customers, contracts and business;

      -     increases in construction and design costs;

      - changes in bonding and lien requirements applicable to existing and new agreements;

      -     the timing of acquisitions; and

      -     the timing and magnitude of acquisition integration costs.

   Accordingly, our operating results in any particular quarter may not be indicative of the results that you can expect for any other quarter or for the entire year.

OUR DEPENDENCE UPON FIXED PRICE CONTRACTS COULD ADVERSELY AFFECT OUR BUSINESS.

   We currently generate, and expect to continue to generate, a portion of our revenues under fixed price contracts. We must estimate the costs of completing a particular project to bid for fixed price contracts. The cost of labor and materials, however, may vary from the costs we originally estimated. These variations, along with other risks inherent in performing fixed price contracts, may cause actual revenue and gross profits for a project to differ from those we originally estimated and could result in reduced profitability or losses on projects. Depending upon the size of a particular project, variations from the estimated contract costs can have a significant impact on our operating results for any fiscal quarter or year.

OUR RESULTS OF OPERATIONS COULD BE ADVERSELY AFFECTED AS A RESULT OF GOODWILL IMPAIRMENTS.

   When we acquire a business, we record an asset called "goodwill" equal to the excess amount we pay for the business, including liabilities assumed, over the fair value of the tangible assets of the business we acquire. Through December 31, 2001, pursuant to generally accepted accounting principles, we amortized this goodwill over its estimated useful life of 40 years following the acquisition, which directly impacted our earnings. The Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 142 which provides that goodwill and other intangible assets that have indefinite useful lives not be amortized, but instead must be tested at least annually for impairment, and intangible assets that have finite useful lives should continue to be amortized over their useful lives. SFAS No. 142 also provides specific guidance for testing goodwill and other non-amortized intangible assets for impairment. SFAS No. 142 requires management to make certain estimates and assumptions to allocate goodwill to reporting units and to determine the fair value of reporting unit net assets and liabilities, including, among other things, an assessment of market conditions, projected cash flows, investment rates, cost of capital and growth rates, which could significantly impact the reported value of goodwill and other intangible assets. SFAS No. 142 requires, in lieu of amortization, an initial impairment review of goodwill, which we performed in 2002, and annual impairment tests thereafter.

   Based on our transitional impairment test performed upon adoption of SFAS No. 142, we recognized a $488.5 million non-cash charge ($445.4 million, net of tax), to reduce the carrying value of goodwill to the implied fair value of our reporting units. Under SFAS No. 142, the impairment adjustment recognized at adoption of the new rules was reflected as a cumulative effect of change in accounting principle, net of tax, in the year ended December 31, 2002.

   We further recognized an interim non-cash goodwill impairment charge of $166.6 million during the year ended December 31, 2002. Impairment adjustments recognized after adoption of SFAS No. 142 are required to be recognized as operating expenses. The primary factor contributing to the interim impairment charge was the overall deterioration of the business climate during 2002 in the markets we serve as evidenced by an increased number of bankruptcies in the telecommunications industry, continued devaluation of several of our customers' debt and equity securities and pricing pressures resulting from challenges faced by major industry participants. Fair value was determined using a combination of the discounted cash flow, market multiple and market capitalization valuation approaches. On an ongoing basis (absent any impairment indicators), we expect to perform impairment tests annually during the fourth quarter. Future impairments, if any, will be recognized as operating expenses.

MANY OF OUR CONTRACTS MAY BE CANCELED ON SHORT NOTICE, AND WE MAY BE UNSUCCESSFUL IN REPLACING OUR CONTRACTS AS THEY ARE COMPLETED OR EXPIRE.

   We could experience a decrease in our revenue, net income and liquidity if any of the following occur:

      -     our customers cancel a significant number of contracts;

      - we fail to win a significant number of our existing contracts upon re-bid;

      - we complete the required work under a significant number of non-recurring projects and cannot replace them with similar

      -     projects; or

      - we fail to reduce operating and overhead expenses consistent with any decrease in our revenue.

   Many of our customers may cancel our contracts with them on short notice, typically 30-90 days, even if we are not in default under the contract. Certain of our customers assign work to us on a project-by-project basis under master service agreements. Under these agreements, our customers often have no obligation to assign work to us. Our operations could decline significantly if the anticipated volume of work is not assigned to us. Many of our contracts, including our master service contracts, are opened to public bid at the expiration of their terms. There can be no assurance that we will be the successful bidder on our existing contracts that come up for bid.

THE INDUSTRIES WE SERVE ARE SUBJECT TO RAPID TECHNOLOGICAL AND STRUCTURAL CHANGES THAT COULD REDUCE THE DEMAND FOR THE SERVICES WE PROVIDE.

   The electric power, gas, telecommunications and cable television industries are undergoing rapid change as a result of technological advances that could, in certain cases, reduce the demand for our services or otherwise negatively impact our business. New or developing technologies could displace the wireline systems used for voice, video and data transmissions, and improvements in existing technology may allow telecommunications and cable television companies to significantly improve their networks without physically upgrading them.

OUR INDUSTRY IS HIGHLY COMPETITIVE.

   Our industry is served by numerous small, owner-operated private companies, a few public companies and several large regional companies. In addition, relatively few barriers prevent entry into our industry. As a result, any organization that has adequate financial resources and access to technical expertise may become one of our competitors. Competition in the industry depends on a number of factors, including price. Certain of our competitors may have lower overhead cost structures and may, therefore, be able to provide their services at lower rates than we are able to provide. In addition, some of our competitors have greater resources than we do. We cannot be certain that our competitors will not develop the expertise, experience and resources to provide services that are superior in both price and quality to our services. Similarly, we cannot be certain that we will be able to maintain or enhance our competitive position within our industry or maintain a customer base at current levels. We may also face competition from the in-house service organizations of our existing or prospective customers. Electric power, gas, telecommunications and cable television service providers usually employ personnel who perform some of the same types of services we do. We cannot be certain that our existing or prospective customers will continue to outsource services in the future.

FAILURE TO OBTAIN OR MAINTAIN NECESSARY PERFORMANCE BONDS COULD ADVERSELY AFFECT OUR BUSINESS.

   Contracts in the industries we serve often require performance bonds or other means of financial assurance to secure contractual performance. During 2002, the market for performance bonds tightened significantly. If we are unable to obtain performance bonds or letters of credit in sufficient amounts or on acceptable terms, we might be precluded from entering into additional contracts with certain of our customers. Management believes that our current surety arrangements will satisfy all of our bonding needs for the foreseeable future, but there can be no assurance that such surety arrangements will be sufficient to satisfy all of our future bonding needs.

WE MAY BE UNSUCCESSFUL AT GENERATING INTERNAL GROWTH.

   Our ability to generate internal growth will be affected by, among other factors, our ability to:

      - expand the range of services we offer to customers to address their evolving network needs;

      -     attract new customers;

      -     increase the number of projects performed for existing customers;

      -     hire and retain employees; and

      -     open additional facilities.

   In addition, our customers may reduce the number or size of projects available to us due to their inability to obtain capital or pay for services provided. Many of the factors affecting our ability to generate internal growth may be beyond our control, and we cannot be certain that our strategies will be successful or that we will be able to generate cash flow sufficient to fund our operations and to support internal growth. If we are unsuccessful, we may not be able to achieve internal growth, expand our operations or grow our business.

OUR BUSINESS GROWTH COULD OUTPACE THE CAPABILITY OF OUR CORPORATE MANAGEMENT INFRASTRUCTURE.

   We cannot be certain that our infrastructure will be adequate to support our operations as they expand. Future growth also could impose significant additional responsibilities on members of our senior management, including the need to recruit and integrate new senior level managers and executives. We cannot be certain that we can recruit and retain such additional managers and executives. To the extent that we are unable to manage our growth effectively, or are unable to attract and retain additional qualified management, we may not be able to expand our operations or execute our business plan.

THE DEPARTURE OF KEY PERSONNEL COULD DISRUPT OUR BUSINESS.

   We depend on the continued efforts of our executive officers and on senior management of the businesses we acquire. Although we have entered into employment agreements with terms of one to three years with most of our executive officers and certain other key employees, we cannot be certain that any individual will continue in such capacity for any particular period of time. The loss of key personnel, or the inability to hire and retain qualified employees, could negatively impact our ability to manage our business. We do not carry key-person life insurance on any of our employees.

OUR UNIONIZED WORKFORCE COULD ADVERSELY AFFECT OUR OPERATIONS AND OUR ABILITY TO COMPLETE FUTURE ACQUISITIONS.

   As of September 30, 2003, approximately 41% of our employees were covered by collective bargaining agreements. Although the majority of these agreements prohibit strikes and work stoppages, we cannot be certain that strikes or work stoppages will not occur in the future. Strikes or work stoppages would adversely impact our relationships with our customers and could cause us to lose business and decrease our revenue. In addition, our ability to complete future acquisitions could be adversely affected because of our union status for a variety of reasons. For instance, our union agreements may be incompatible with the union agreements of a business we want to acquire and some businesses may not want to become affiliated with a union based company.

OUR BUSINESS IS LABOR INTENSIVE, AND WE MAY BE UNABLE TO ATTRACT AND RETAIN QUALIFIED EMPLOYEES.

   Our ability to maintain our productivity and profitability will be limited by our ability to employ, train and retain skilled personnel necessary to meet our requirements. We may experience shortages of qualified journeyman linemen. We cannot be certain that we will be able to maintain an adequate skilled labor force necessary to operate efficiently and to support our growth strategy or that our labor expenses will not increase as a result of a shortage in the supply of these skilled personnel. Labor shortages or increased labor costs could impair our ability to maintain our business or grow our revenues.

WE ARE SELF-INSURED AGAINST POTENTIAL LIABILITIES.

   Although we maintain insurance policies with respect to automobile, general liability, workers' compensation and employers' liability, those policies are subject to deductibles of $1,000,000 to $2,000,000 per occurrence, and we are primarily self-insured for all claims that do not exceed the amount of the applicable deductible. We also maintain a non-union employee related health care benefit plan that is subject to a deductible of $250,000 per claimant per year. Losses up to the deductible amounts are accrued based upon our estimates of the ultimate liability for claims incurred and an estimate of claims incurred but not reported. However, insurance liabilities are difficult to assess and estimate due to unknown factors, including the severity of an injury, the determination of our liability in proportion to other parties, the number of incidents not reported and the effectiveness of our safety program. If we were to experience insurance claims or costs above our estimates, our business could be materially and adversely affected.

WE COULD HAVE POTENTIAL EXPOSURE TO ENVIRONMENTAL LIABILITIES.

   Our operations are subject to various environmental laws and regulations, including those dealing with the handling and disposal of waste products, PCBs, fuel storage and air quality. As a result of past and future operations at our facilities, we may be required to incur environmental remediation costs and other cleanup expenses. In addition, we cannot be certain that we will be able to identify or be indemnified for all potential environmental liabilities relating to any acquired business, property or assets.

WE MAY INCUR LIABILITIES RELATING TO OCCUPATIONAL HEALTH AND SAFETY MATTERS.

   Our operations are subject to extensive laws and regulations relating to the maintenance of safe conditions in the workplace. While we have invested, and will continue to invest, substantial resources in our occupational health and safety programs, our industry involves a high degree of operational risk and there can be no assurance that we will avoid significant liability exposure. Although we have taken what we believe are appropriate precautions, we have suffered fatalities in the past and may suffer additional fatalities in the future. Claims for damages to persons, including claims for bodily injury or loss of life, could result in substantial costs and liabilities.

WE MAY BE UNSUCCESSFUL AT INTEGRATING COMPANIES THAT WE EITHER HAVE ACQUIRED OR THAT WE MAY ACQUIRE IN THE FUTURE.

   We cannot be sure that we can successfully integrate our acquired companies with our existing operations without substantial costs, delays or other operational or financial problems. If we do not implement proper overall business controls, our decentralized operating strategy could result in inconsistent operating and financial practices at the companies we acquire and our overall profitability could be adversely affected. Integrating our acquired companies involves a number of special risks which could have a negative impact on our business, financial condition and results of operations, including:

      -     failure of acquired companies to achieve the results we expect;

      -     diversion of our management's attention from operational matters;

      - difficulties integrating the operations and personnel of acquired companies;

      -     inability to retain key personnel of the acquired companies;

      -     risks associated with unanticipated events or liabilities; and

      -     potential disruptions of our business.

   If one of our acquired companies suffers customer dissatisfaction or performance problems, the reputation of our entire company could suffer.

FIRST RESERVE'S INVESTMENT IN US MAY RESULT IN POTENTIAL CONFLICTS OF INTEREST WITH, OR DILUTION OF, EXISTING STOCKHOLDERS.

   First Reserve Fund IX, L.P. (First Reserve) currently owns approximately 36.6% of the outstanding shares of our common stock. By reason of such stock ownership, conflicts of interest may arise in the future between us and First Reserve and its affiliates with respect to, among other things, issuances of additional shares of voting securities or the payment of dividends. There are no contractual or other restrictions on the ability of First Reserve or its affiliates to pursue other investment opportunities in any of the industries we serve. In addition, First Reserve may have interests that could be in conflict with those of the holders of the debentures or other stockholders.


YOU ARE UNLIKELY TO BE ABLE TO SEEK REMEDIES AGAINST ARTHUR ANDERSEN LLP, OUR FORMER INDEPENDENT AUDITOR.


   Our consolidated financial statements for the fiscal years ended prior to December 31, 2002 were audited by Arthur Andersen LLP, our former independent auditor. In June 2002 Arthur Andersen LLP was convicted of federal obstruction of justice charges in connection with its destruction of documents. As a result of its conviction, Arthur Andersen LLP has ceased operations and is no longer in a position to reissue its audit reports or to provide consent to include financial statements reported on by it in this prospectus. Because Arthur Andersen LLP has not reissued its reports and because we are not able to obtain a consent from Arthur Andersen LLP, you will be unable to sue Arthur Andersen LLP for material misstatements or omissions, if any, in this prospectus, including the financial statements covered by its previously issued reports. Even if you have a basis for asserting a remedy against, or seeking to recover from, Arthur Andersen LLP, we believe that it is unlikely that you would be able to recover damages from Arthur Andersen LLP.

CERTAIN PROVISIONS OF OUR CORPORATE GOVERNING DOCUMENTS COULD MAKE AN ACQUISITION OF OUR COMPANY MORE DIFFICULT.

   The following provisions of our certificate of incorporation and bylaws, as currently in effect, as well as our stockholder rights plan and Delaware law, could discourage potential proposals to acquire us, delay or prevent a change in control of us or limit the price that investors may be willing to pay in the future for shares of our common stock:

      - our certificate of incorporation permits our board of directors to issue "blank check" preferred stock and to adopt

      -     amendments to our bylaws;

      - our bylaws contain restrictions regarding the right of stockholders to nominate directors and to submit proposals to

      -     be considered at stockholder meetings;

      - our certificate of incorporation and bylaws restrict the right of stockholders to call a special meeting of stockholders and

      -     to act by written consent;

      - we are subject to provisions of Delaware law which prohibit us from engaging in any of a broad range of business transactions with an "interested stockholder" for a period of three years following the date such stockholder became classified as an interested stockholder; and

      - on March 8, 2000, we adopted, and have subsequently amended, a stockholder rights plan that could cause substantial dilution to a person or group that attempts to acquire us on terms not approved by our board of directors or permitted by the stockholder rights plan.

RISKS RELATING TO OUR DEBENTURES

WE MAY NOT HAVE THE ABILITY TO RAISE THE FUNDS NECESSARY TO REPURCHASE THE DEBENTURES UPON A FUNDAMENTAL CHANGE OR ON ANY OTHER REPURCHASE DATE, AS REQUIRED BY THE INDENTURE GOVERNING THE DEBENTURES.

   On October 1, 2008, holders of the debentures may require us to repurchase their debentures for cash. In addition, on October 1, 2013 and October 1, 2018, or following a fundamental change as described under "Description of Debentures -- Repurchase of Debentures by Us at the Option of the Holder upon a Fundamental Change," holders of debentures may require us to repurchase their debentures, at our option in cash or shares of our common stock or a combination thereof. A fundamental change may also constitute an event of default under, and result in the acceleration of the maturity of, our then existing indebtedness. We cannot assure you that we will have sufficient financial resources or that we will be able to arrange financing to pay the repurchase price in cash with respect to any debentures tendered by holders for repurchase on any of these dates or upon a fundamental change.

   Even if we issue shares of common stock in satisfaction of our repurchase obligation, this may result in dilution of our common stock, which may negatively impact the price of the debentures. In addition, restrictions in our then existing credit facilities or other indebtedness may not allow us to repurchase the debentures. Our failure to repurchase the debentures when required would result in an event of default with respect to the debentures. Such an event of default could negatively affect the trading price of the debentures and our common stock because the event of default could lead to the principal and accrued and unpaid interest on the outstanding debentures becoming immediately due and payable.

AS A HOLDING COMPANY, OUR ONLY SOURCE OF CASH IS DISTRIBUTIONS FROM OUR SUBSIDIARIES.

   We are a holding company with no operations of our own and we conduct all of our business through our subsidiaries. The debentures will be obligations exclusively of us. Our only significant asset is the outstanding capital stock of our subsidiaries, and this capital stock collateralizes our new senior secured credit facility. We are wholly dependent on the cash flow of our subsidiaries and dividends and distributions to us from our subsidiaries in order to service our current indebtedness, including the debentures, and any of our future obligations. Our subsidiaries are separate and distinct legal entities and will have no obligation, contingent or otherwise, to pay any amounts due pursuant to the debentures or to make any funds available therefor. The ability of our subsidiaries to pay such dividends and distributions will be subject to, among other things, statutory or contractual restrictions. We will need sufficient funds available to pay cash interest on the debentures beginning on April 1, 2004, and to repay the debentures when required. We cannot assure you that our subsidiaries will generate cash flow sufficient to pay dividends or distributions to us in order to pay interest or other payments on the debentures.

THE TRADING PRICES OF THE DEBENTURES COULD BE SIGNIFICANTLY AFFECTED BY THE TRADING PRICES OF OUR COMMON STOCK.

   We expect that the trading prices of the debentures in the secondary market will be significantly affected by the trading prices of our common stock, the general level of interest rates and our credit quality. As discussed above, the market price of our common stock may be volatile. This may result in greater volatility in the trading prices of the debentures than would be expected for nonconvertible debt securities. It is impossible to predict whether the price of our common stock or interest rates will rise or fall.

   Trading prices of our common stock will be influenced by our operating results and prospects and by economic, financial, regulatory and other factors. In addition, general market conditions, including the level of, and fluctuations in, the trading prices of stocks generally, and sales of substantial amounts of common stock by us in the market after the offering of the debentures, or the perception that such sales may occur, could affect the price of our common stock.

YOUR RIGHT TO RECEIVE PAYMENTS ON THE DEBENTURES RANKS JUNIOR TO ALL OF OUR EXISTING AND FUTURE SENIOR INDEBTEDNESS.

   The debentures are our unsecured, subordinated obligations. The debentures rank junior in right of payment to all of our existing and future senior indebtedness, including any indebtedness incurred under our new senior secured credit facility. In any liquidation, dissolution, bankruptcy or other similar proceeding, the holders of our senior indebtedness will be entitled to be paid in full and in cash before any payment may be made with respect to the debentures. In addition, all payments on the debentures will be blocked in the event of a payment default on senior indebtedness and may be blocked for up to 180 consecutive days in the event of certain non-payment defaults on senior indebtedness.

   In addition, our existing and future secured indebtedness, including any indebtedness incurred under our new senior secured credit facility, will effectively rank senior to the debentures to the extent of the assets securing such indebtedness.

THE DEBENTURES ARE EFFECTIVELY SUBORDINATED TO THE LIABILITIES OF OUR SUBSIDIARIES.

   The debentures are not guaranteed by our subsidiaries and are effectively subordinated to all existing and future liabilities of our subsidiaries. Our right to receive any assets of any of our subsidiaries upon their liquidation or reorganization, and therefore the right of holders of the debentures to participate in those assets, is effectively subordinated to the claims of that subsidiary's creditors, including trade creditors. In addition, even if we were a creditor to any of our subsidiaries, our rights as a creditor would be subordinated to any security interest in the assets of our subsidiaries and any indebtedness of our subsidiaries senior to that held by us. These liabilities may include indebtedness, trade payables, guarantees, lease obligations and letter of credit obligations.

AN ACTIVE TRADING MARKET FOR THE DEBENTURES MAY NOT DEVELOP.

   The debentures are a new issue of securities for which there is currently no public market. We do not intend to list the debentures on any national securities exchange or automated quotation system. Although the debentures are eligible for trading on the PORTAL market, we cannot assure you that an active or sustained trading market for the debentures will develop or that the holders will be able to sell their debentures. The initial purchasers have informed us that they intend to make a market in the debentures. However, the initial purchasers may cease their market-making at any time.

   Moreover, even if you are able to sell your debentures, we cannot assure you as to the price at which any sales will be made. Future trading prices of the debentures will depend on many factors, including, among other things, prevailing interest rates, our operating results, the price of our common stock and the market for similar securities. Historically, the market for convertible debt has been subject to disruptions that have caused volatility in prices. It is possible that the market for the debentures will be subject to disruptions which may have a negative effect on the holders of the debentures, regardless of our prospects or financial performance.

IF YOU HOLD DEBENTURES, YOU WILL NOT BE ENTITLED TO ANY RIGHTS WITH RESPECT TO OUR COMMON STOCK, BUT YOU WILL BE SUBJECT TO ALL CHANGES MADE WITH RESPECT TO OUR COMMON STOCK.

   If you hold debentures, you will not be entitled to any rights with respect to our common stock (including voting rights and rights to receive any dividends or other distributions on our common stock), but you will be subject to all changes affecting the common stock. You will have rights with respect to our common stock only if and when we deliver shares of common stock to you upon conversion, redemption or repurchase of your debentures and, in limited cases, under the conversion rate adjustments applicable to the debentures. For example, in the event that an amendment is proposed to our certificate of incorporation or bylaws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to delivery of the common stock to you, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers, preferences or special rights of our common stock.

WE MAY ISSUE ADDITIONAL SHARES OF COMMON STOCK AND THEREBY MATERIALLY AND ADVERSELY AFFECT THE PRICE OF OUR COMMON STOCK AND THE DEBENTURES.

   We are not restricted from issuing additional common stock during the life of the debentures. If we issue additional shares of common stock, the price of our common stock and, in turn, the price of the debentures may be materially and adversely affected.

CONVERSION, REDEMPTION OR REPURCHASE OF THE DEBENTURES INTO OR WITH OUR COMMON STOCK WILL DILUTE THE OWNERSHIP INTERESTS OF EXISTING STOCKHOLDERS, INCLUDING HOLDERS WHO HAD PREVIOUSLY CONVERTED THEIR DEBENTURES.

   The conversion, redemption or repurchase of some or all of the debentures into or with our common stock will dilute the ownership interests of existing stockholders. Any sales in the public market of the common stock issuable upon such conversion could adversely affect prevailing market prices of our common stock. In addition, the existence of the debentures may encourage short selling by market participants because the conversion of the debentures could depress the price of our common stock.

THE CONDITIONAL CONVERSION FEATURES OF THE DEBENTURES COULD RESULT IN YOU RECEIVING LESS THAN THE VALUE OF THE COMMON STOCK INTO WHICH A DEBENTURE IS CONVERTIBLE.

   The debentures are convertible into common stock only if specified conditions are met. If the specific conditions for conversion are not met, you may not be able to receive the value of the common stock into which the debentures would otherwise be convertible.

THE DEBENTURES ARE NOT PROTECTED BY RESTRICTIVE COVENANTS.

   The indenture governing the debentures does not contain any financial covenants or restrictions on the payment of dividends. The indenture does not restrict the issuance or repurchase of securities by us or our subsidiaries. The indenture contains no covenants or other provisions to afford you protection in the event of a highly leveraged transaction, such as a leveraged recapitalization, that would increase the level of our indebtedness, or a change in control except as described under "Description of Debentures -- Repurchase of Debentures by Us at the Option of the Holder upon a Fundamental Change." Neither we nor our subsidiaries are restricted from incurring additional debt, including senior indebtedness, under the indenture. If we or our subsidiaries were to incur additional debt or liabilities, our ability to pay our obligations on the debentures could be adversely affected.

CHANGES IN THE RATING OF OUR DEBENTURES COULD ADVERSELY AFFECT THE MARKET PRICE OF THE DEBENTURES AND OUR COMMON STOCK.

   The market price of the debentures will be based on a number of factors, including the rating of the debentures with major credit rating agencies. The ratings assigned to the debentures by the rating agencies may change if the rating agencies' view of our credit quality diminishes. The rating agencies also may evaluate the companies in our industries as a whole and may change their rating for our debentures based on their overall view of the industries in which we operate. Any downgrade in the rating of the debentures is likely to have an adverse effect on the market price of the debentures and our common stock.

ADJUSTMENTS TO THE CONVERSION RATE ON THE DEBENTURES MAY RESULT IN A TAXABLE DISTRIBUTION TO YOU.

   The conversion ratio of the debentures will be adjusted if we distribute cash with respect to shares of our common stock and in certain other circumstances. Under Section 305(c) of the Internal Revenue Code, an increase in the conversion ratio as a result of our distribution of cash to common stockholders generally will result in a deemed distribution to you. Other adjustments in the conversion ratio (or failures to make such adjustments) that have the effect of increasing your proportionate interest in our assets or earnings may have the same result. Any deemed distribution to you will be taxable as a dividend to the extent of our current or accumulated earnings and profits. If you are a non-U.S. holder of debentures, any deemed distribution to you that is treated as a dividend will be subject to withholding tax at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty). See "Material U.S. Federal Income Tax Considerations."

                                 USE OF PROCEEDS


   We will not receive any proceeds from any sale by the selling security holders of the debentures or the shares of common stock issuable upon conversion or repurchase of the debentures.


   We received net proceeds of approximately $262.4 million from our sale of the debentures to the initial purchasers, after deducting the discount payable to the initial purchasers and the estimated offering expenses payable by us. We used the net proceeds of the offering to repay $144.5 million of our senior secured notes, to pay associated make-whole prepayment premiums in the amount of $21.7 million, and to cash collateralize $96.2 million of outstanding letters of credit under our then existing credit facility. When such outstanding letters of credit were replaced with letters of credit issued under our new senior secured credit facility, the $96.2 million in cash held as collateral for the letters of credit was released to us.

                           PRICE RANGE OF COMMON STOCK

   Our common stock is traded on the New York Stock Exchange, or NYSE, under the symbol "PWR." The following table sets forth, for each of the quarterly periods indicated, the high and low sales prices of our common stock as reported by the NYSE.


                                                              HIGH         LOW
                                                              ----         ---
YEAR ENDED DECEMBER 31, 2002
     1st Quarter .....................................       $17.43       $11.53
     2nd Quarter .....................................        18.90         9.40
     3rd Quarter .....................................        10.19         1.17
     4th Quarter .....................................         3.94         1.78

YEAR ENDED DECEMBER 31, 2003
     1st Quarter .....................................       $ 4.10       $ 2.10
     2nd Quarter .....................................         8.70         3.18
     3rd Quarter .....................................         9.87         4.48
     4th Quarter .....................................         9.10         6.95



   On February 4, 2004, the last sale price for our common stock as reported by the NYSE was $8.26 per share. As of December 31, 2003 there were 1,042 holders of record of our common stock.


                                 DIVIDEND POLICY

   We have not paid cash dividends on our common stock since our initial public offering. Further, we currently intend to retain our future earnings, if any, to finance the growth, development and expansion of our business. Accordingly, we do not intend to declare or pay any cash dividends on our common stock in the immediate future. The declaration, payment and amount of future cash dividends, if any, will be at the discretion of our board of directors after taking into account various factors. These factors include our financial condition, results of operations, cash flows from operations, current and anticipated capital requirements and expansion plans, the income tax laws then in effect and the requirements of Delaware law. In addition, the terms of our new senior secured credit facility include, and any future financing arrangements we enter into may also include, prohibitions on the payment of cash dividends without the consent of the respective lenders.

                        DESCRIPTION OF OTHER INDEBTEDNESS

NEW SENIOR SECURED CREDIT FACILITY

   On December 19, 2003, we entered into a $185.0 million credit facility with various lenders. The credit facility consists of a $150.0 million letter of credit facility, which also provides for term loans, and a $35.0 million revolving credit facility, which provides for revolving loans and letters of credit. The letter of credit facility is linked to a $150.0 million deposit made by the lenders, which is held in an account with Bank of America, N.A. This deposit may be used either to support letters of credit or, to the extent that amounts available under the facility are not used to support letters of credit, for term loans. As of December 31, 2003, we had approximately $93.6 million of letters of credit issued under the letter of credit facility, approximately $3.1 million of letters of credit issued under the revolving facility and $56.0 million outstanding as a term loan under the credit facility. We used the credit facility to replace the letters of credit outstanding under our previous $120.0 million letter of credit facility and we repaid the $60.0 million term loan outstanding under that facility.

   Under the letter of credit facility, we are subject to a facility fee equal to 3.00% of the letters of credit outstanding, plus an additional 0.15% of the amount outstanding to the extent the funds in the deposit account do not earn the LIBO Rate (as defined in the credit facility). Term loans under the facility bear interest at a rate equal to either (a) the Eurodollar Rate (as defined in the credit facility) plus 3.00% or (b) the Base Rate (as described below) plus 3.00%. The Base Rate equals the higher of (i) the Federal Funds Rate (as defined in the credit facility) plus 1/2 of 1% and (ii) the bank's prime rate. The maximum availability under the facility is automatically reduced on December 31 of each year by $1.5 million, beginning December 31, 2004.

   Amounts borrowed under the revolving facility bear interest at a rate equal to either (a) the Eurodollar Rate plus 1.75% to 3.00%, as determined by the ratio of our total funded debt to EBITDA, or (b) the Base Rate plus 0.25% to 1.50%, as determined by the ratio of our total funded debt to EBITDA. Letters of credit issued under the revolving facility are subject to a letter of credit fee of 1.75% to 3.00%, based on the ratio of our total funded debt to EBITDA. If we choose to cash collateralize letters of credit issued under the revolving facility, those letters of credit will be subject to a letter of credit fee of 0.50%. We are also subject to a commitment fee of 0.375% to 0.625%, based on the ratio of our total funded debt to EBITDA, on any unused availability under the revolving facility.

   The credit facility contains financial ratio and indebtedness covenants, including a maximum funded debt to EBITDA ratio, a maximum senior debt to EBITDA ratio, a minimum interest coverage ratio, a minimum asset coverage ratio and a minimum consolidated net worth covenant. The credit facility also limits acquisitions, capital expenditures and asset sales and, subject to some exceptions, prohibits stock repurchase programs and the payment of dividends (other than dividend payments or other distributions payable solely in capital stock). After December 31, 2004, however, we may pay dividends and engage in stock repurchase programs in any fiscal year in an aggregate amount up to twenty-five percent of our consolidated net income (plus the amount of non-cash charges that reduced such consolidated net income) for the immediately prior fiscal year.

   The credit facility is secured by a pledge of all of the capital stock of our U.S. subsidiaries, 65% of the capital stock of our foreign subsidiaries and substantially all of our assets, and it restricts pledges on all material assets. Borrowings under the credit facility are to be used for working capital, capital expenditures and for other general corporate purposes. Our U.S. subsidiaries guarantee the repayment of all amounts due under the credit facility. Our obligations under the credit facility constitute designated senior indebtedness under the debentures and our convertible subordinated notes.

CONVERTIBLE SUBORDINATED NOTES

   During the third quarter of 2000, we issued 4% convertible subordinated notes due July 1, 2007, pursuant to an indenture between us and Wells Fargo Bank, National Association, as trustee. The aggregate principal amount of the convertible subordinated notes issued totaled $172.5 million. The convertible subordinated notes are convertible into shares of Quanta's common stock at a price of $54.53 per share, subject to adjustment as a result of certain events, and require semi-annual interest payments until maturity.

   We have the option to redeem some or all of the convertible subordinated notes at specified redemption prices, together with accrued and unpaid interest. However, redemption is prohibited by our new senior secured credit facility. If certain fundamental changes occur, the holders of convertible subordinated notes may require us to purchase all or part of their convertible subordinated notes at a purchase price equal to 100% of the principal amount, plus accrued and unpaid interest. We are not subject to any financial covenants under the indenture and we are not restricted from paying dividends, incurring additional indebtedness, including senior debt, or issuing or repurchasing our securities.

   The payment of principal, premium (if any) and interest on the convertible subordinated notes is subordinate in right of payment to all of our senior indebtedness. The convertible subordinated notes rank equally in right of payment with the debentures.

SENIOR SECURED NOTES

   In March and September 2000, we closed private placements of $210.0 million aggregate principal amount of senior secured notes, primarily with insurance companies, with maturity dates currently ranging from March 2005 to September 2010. On August 12, 2002 and December 20, 2002, we amended the senior secured notes and, as amended, they bore interest at a weighted average rate between 8.41% and 9.91%, with a weighted average interest rate as of September 30, 2003 of 9.91%. The senior secured notes were secured by certain of our assets and our subsidiaries guaranteed the repayment of all amounts due under the notes. Pursuant to an intercreditor agreement, the senior secured notes ranked equally in right of repayment with indebtedness under our existing credit facility.

   On September 30, 2003, we entered into an amendment to the senior secured notes to permit the incurrence of the indebtedness represented by the debentures. On October 21, 2003 and October 27, 2003, we used the net proceeds from the sale of the debentures to repay $144.5 million of the senior secured notes, and to pay associated make-whole prepayment premiums in the amount of $21.7 million. Using proceeds from the $60.0 million term loan, the remaining balance of the senior secured notes was repaid in November 2003 and an additional $9.5 million of associated make-whole prepayment premiums were paid.

                            DESCRIPTION OF DEBENTURES

   We issued the debentures under an indenture dated as of October 17, 2003, between us and Wells Fargo Bank, N.A., as trustee, which we refer to in this prospectus as the indenture. The debentures and the shares of common stock issuable upon conversion of the debentures are covered by a registration rights agreement. You may request a copy of the indenture and the registration rights agreement from the trustee.

   The following description is a summary of the material provisions of the debentures, the indenture and the registration rights agreement and does not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of the debentures and the indenture, including the definitions of certain terms used in the indenture, and to all provisions of the registration rights agreement. Wherever particular provisions or defined terms of the indenture or form of debenture are referred to, these provisions or defined terms are incorporated in this prospectus by reference. We urge you to read the indenture because it, and not this description, defines your rights as a holder of the debentures.

   As used in this "Description of Debentures" section, references to "Quanta," "we," "our" or "us" refer solely to Quanta Services, Inc. and not to our subsidiaries.

GENERAL

   The debentures will mature on October 1, 2023 unless earlier converted, redeemed or repurchased. You have the option, subject to fulfillment of certain conditions and during the periods described below, to convert your debentures into shares of our common stock at an initial conversion rate of 89.7989 shares of common stock per $1,000 principal amount of debentures. This is equivalent to an initial conversion price of approximately $11.14 per share of common stock. The "conversion price" is, as of any date of determination, a dollar amount derived by dividing the principal amount by the conversion rate then in effect. The conversion rate is subject to adjustment if certain events occur. Upon a surrender of your debentures for conversion, we will have the right to deliver, in lieu of shares of our common stock, cash or a combination of cash and shares of common stock in amounts described below under "-- Payment upon Conversion." Even if we elect to deliver shares of common stock upon conversion of a debenture, you will not receive fractional shares but instead a cash payment to account for any such fractional share. You will not receive any cash payment for interest (or additional amounts, if any) accrued and unpaid to the conversion date except under the limited circumstances described below.

   If any interest payment date, maturity date, redemption date or repurchase date (including upon the occurrence of a fundamental change, as described below) falls on a day that is not a business day, the required payment will be made on the next succeeding business day with the same force and effect as if made on the date that the payment was due, and no additional interest will accrue on that payment for the period from and after the interest payment date, maturity date, redemption date or repurchase date (including upon the occurrence of a fundamental change, as described below), as the case may be, to that next succeeding business day.

   The debentures were issued only in denominations of $1,000 principal amount and integral multiples thereof. References to "a debenture" or "each debenture" in this prospectus refer to $1,000 principal amount of the debentures. The debentures are limited to $270.0 million aggregate principal amount.

   As used in this prospectus, "business day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York.

   When we refer to "common stock," we mean the common stock, par value $.00001 per share, of Quanta Services, Inc., including the rights related to our common stock pursuant to our stockholder rights plan.

RANKING

   The payment of principal of, and interest (including additional amounts, if any) on, the debentures, as set forth in the indenture, ranks junior in right of payment to the prior payment in full in cash of all senior indebtedness (as defined below). The debentures also are effectively subordinated to all existing and future indebtedness and other liabilities, including trade payables and lease obligations, if any, of our subsidiaries. See "-- Subordination."

   Neither we nor our subsidiaries are prohibited from incurring indebtedness, including senior indebtedness, under the indenture. We may from time to time incur additional debt, including senior indebtedness. Our subsidiaries may also from time to time incur additional indebtedness and liabilities.

   The debentures rank equally in right of payment with our $172.5 in aggregate principal amount of 4% convertible subordinated notes due 2007. Any amounts borrowed by us under our new credit facility will constitute senior indebtedness. The debentures are also effectively subordinated to the liabilities of our subsidiaries, and, as of September 30, 2003, our subsidiaries had approximately $6.7 million of indebtedness.

INTEREST

   The debentures bear interest at a rate of 4.50% per annum. Interest (including additional amounts, if any) is payable semi-annually in arrears on April 1 and October 1 of each year, beginning on April 1, 2004.

   Interest on a debenture (including additional amounts, if any) will be paid to the person in whose name the debenture is registered at the close of business on the March 15 or September 15, as the case may be (each, a "record date"), immediately preceding the relevant interest payment date (whether or not such day is a business day); provided, however, that interest (including additional amounts, if any) payable upon redemption or repurchase by us will be paid to the person to whom principal is payable, unless the redemption date or repurchase date, as the case may be, is an interest payment date. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months and will accrue from October 17, 2003 or from the most recent date to which interest has been paid or duly provided for.

OPTIONAL REDEMPTION BY US

   No sinking fund is provided for the debentures. Prior to October 8, 2008, the debentures will not be redeemable. On or after October 8, 2008, we may redeem the debentures in whole or in part at any time for a redemption price in cash equal to 100% of the principal amount of the debentures to be redeemed, plus any accrued and unpaid interest (including additional amounts, if any) to but excluding the redemption date.

   If the redemption date is an interest payment date, interest (including additional amounts, if any) shall be paid on such interest payment date to the record holder on the relevant record date.

   Debentures or portions of debentures called for redemption will be convertible by the holder until the close of business on the second business day prior to the redemption date. Our notice of redemption will inform the holders of our election to deliver shares of our common stock or to pay cash in lieu of delivery of shares of common stock with respect to any debentures or portions thereof converted prior to the redemption date.

   We will provide not less than 30 nor more than 60 days' notice of redemption by mail to each registered holder of debentures to be redeemed. If the redemption notice is given and funds are deposited as required, then interest will cease to accrue on and after the redemption date on those debentures or portions of debentures called for redemption.

   If we decide to redeem fewer than all of the outstanding debentures, the trustee will select the debentures to be redeemed (in principal amounts of $1,000 or integral multiples thereof) by lot, on a pro rata basis or by another method the trustee considers fair and appropriate. If the trustee selects a portion of your debentures for partial redemption and you convert a portion of your debentures, the converted portion will be deemed to be from the portion selected for redemption.

   We may not redeem the debentures if we have failed to pay any interest (including additional amounts, if any) on the debentures when due and such failure to pay is continuing. We will notify all of the holders if we redeem any of the debentures.

CONVERSION RIGHTS

   Subject to the conditions and during the periods described below, you may convert each of your debentures into shares of our common stock initially at a conversion rate of 89.7989 shares of common stock per $1,000 principal amount of debentures (equivalent to an initial conversion price of approximately $11.14 per share of common stock based on the issue price per debenture). The conversion rate and the equivalent conversion price in effect at any given time are referred to as the "applicable conversion rate" and the "applicable conversion price," respectively, and will be subject to adjustment as described below. You may convert fewer than all of your debentures so long as the debentures converted are an integral multiple of $1,000 principal amount. Upon a surrender of your debentures for conversion, we will have the right to deliver, in lieu of shares of our common stock, cash or a combination of cash and shares of common stock in amounts described below under "-- Payment upon Conversion."

   You may convert your debentures into shares of our common stock only in the following circumstances, which are described in more detail below, and to the following extent:

      -     in whole or in part, upon satisfaction of a market price condition;

      - if any of your debentures are called for redemption, those debentures that have been so called;

      - in whole or in part, upon the occurrence of specified corporate transactions; or

      -     in whole or in part, upon satisfaction of a trading price condition.

   If we call your debentures for redemption, you may convert the debentures only until the close of business on the second business day prior to the redemption date unless we fail to pay the redemption price. If you have already delivered a repurchase election with respect to a debenture as described under either "-- Repurchase of Debentures by Us at the Option of the Holder" or "-- Repurchase of Debentures by Us at the Option of the Holder upon a Fundamental Change," you may not surrender that debenture for conversion until you have withdrawn the repurchase election in accordance with the indenture.

   Upon conversion, you will not receive any payment of interest (including additional amounts, if any) unless such conversion occurs between a regular record date and the interest payment date to which it relates. We will not issue fractional shares of common stock upon conversion of debentures. Instead, we will pay cash in lieu of fractional shares. Our delivery to you of the full number of shares of our common stock into which a debenture is convertible, or cash or a combination of cash and shares of common stock, including any cash payment for any fractional share, will be deemed to satisfy our obligation to pay:

      -     the principal amount of the debenture; and

      - accrued but unpaid interest (including additional amounts, if any) to but excluding the conversion date.

   As a result, accrued but unpaid interest (including additional amounts, if any) to but excluding the conversion date will be deemed to be paid in full rather than cancelled, extinguished or forfeited. For a discussion of your tax treatment upon receipt of our common stock upon conversion, see "Material U.S. Federal Income Tax Considerations."

   Notwithstanding the preceding paragraph, if debentures are converted after the close of business on a record date but prior to the opening of business on the next succeeding interest payment date, holders of such debentures at the close of business on the record date will receive the interest (including additional amounts, if any) payable on such debentures on the corresponding interest payment date notwithstanding the conversion. Such debentures, upon surrender for conversion, must be accompanied by funds equal to the amount of interest (including additional amounts, if any) payable on the debentures so converted; provided that no such payment need be made (1) if we have specified a redemption date that is after a record date and on or prior to the date that is two business days after the next interest payment date, (2) if we have specified a fundamental change repurchase date that is after a record date and on or prior to the date that is one business day after the next interest payment date, or
(3) to the extent of any overdue interest (including additional amounts, if any) if any overdue interest exists at the time of conversion with respect to such debenture.

   If you convert debentures, we will pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of our common stock upon the conversion, unless the tax is due because you request the shares to be issued or delivered to another person, in which case you will pay that tax.

CONVERSION UPON SATISFACTION OF MARKET PRICE CONDITION

   You may surrender your debentures for conversion into our common stock in any fiscal quarter after the fiscal quarter ending December 31, 2003 if the last reported sale price of our common stock for at least 20 trading days during the period of 30 consecutive trading days ending on the first trading day of such fiscal quarter is greater than or equal to 120% of the conversion price per share of our common stock on the last trading day of the 30 consecutive trading days. Upon a surrender of your debentures for conversion, we will have the right to deliver, in lieu of shares of our common stock, cash or a combination of cash and shares of common stock in amounts described below under "-- Payment upon Conversion."

   The "last reported sale price" of our common stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and asked prices or, if more than one in either case, the average of the average bid and the average asked prices) on such date as reported in composite transactions for the principal United States securities exchange on which our common stock is traded or, if our common stock is not listed on a United States national or regional securities exchange, as reported by the Nasdaq National Market. If our common stock is not listed for trading on a U.S. national or regional securities exchange and not reported by the Nasdaq National Market on the relevant date, the "last reported sale price" will be the last quoted bid price for our common stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau Incorporated or similar organization. If our common stock is not so quoted, the "last reported sale price" will be the average of the mid-point of the last bid and asked prices for our common stock on the relevant date from each of at least three independent nationally recognized investment banking firms selected by us for this purpose.

CONVERSION UPON NOTICE OF REDEMPTION

   If we call any or all of the debentures for redemption, you may surrender any of your debentures that have been called for redemption for conversion at any time prior to the close of business on the second business day prior to the redemption date. Upon a surrender of your debentures for conversion, we will have the right to deliver, in lieu of shares of our common stock, cash or a combination of cash and shares of common stock in amounts described below under "-- Payment upon Conversion."

CONVERSION UPON SPECIFIED CORPORATE TRANSACTIONS

   If we elect to:

   - distribute to all holders of our common stock certain rights entitling them to purchase, for a period expiring within 45 days after the date of the distribution, shares of our common stock at less than the last reported sale price of a share of our common stock on the trading day immediately preceding the declaration date of the distribution; or

   - distribute to all holders of our common stock, assets (including cash), debt securities or rights to purchase securities, which distribution has a per share value as determined by our board of directors exceeding 10% of the last reported sale price of our common stock on the trading day immediately preceding the declaration date for such distribution, we must notify holders of the debentures at least 20 days prior to the ex-dividend date for such distribution. Once we have given such notice, holders may surrender their debentures for conversion at any time until the earlier of the close of business on the business day immediately prior to the ex-dividend date or any announcement that such distribution will not take place. No holder may exercise this right to convert if the holder otherwise will participate in the distribution without conversion. The "ex-dividend" date is the first date upon which a sale of the common stock does not automatically transfer the right to receive the relevant distribution from the seller of the common stock to its buyer. Upon a surrender of your debentures for conversion, we will have the right to deliver, in lieu of shares of our common stock, cash or a combination of cash and shares of common stock in amounts described below under "-- Payment upon Conversion."

   In addition, if we are a party to a consolidation, merger or binding share exchange, in each case pursuant to which our common stock would be converted into cash or property other than securities, a holder may surrender debentures for conversion at any time from and after the date which is 15 days prior to the anticipated effective date of the transaction until and including the date which is 15 days after the actual effective date of such transaction. If we engage in certain reclassifications of our common stock or are a party to a consolidation, merger, binding share exchange or transfer of all or substantially all of our assets, in each case pursuant to which our common stock is converted into cash, securities or other property, then at the effective time of the transaction, the right to convert a debenture into our common stock will be changed into a right to convert a debenture into the kind and amount of cash, securities or other property which a holder would have received if the holder had converted its debentures immediately prior to the applicable record date for such transaction. If we engage in any transaction described in the preceding sentence, the conversion rate will not otherwise be adjusted. If the transaction also constitutes a fundamental change, a holder can require us to redeem all or a portion of its debentures as described under "-- Repurchase of Debentures by Us at the Option of the Holder upon a Fundamental Change."

CONVERSION UPON SATISFACTION OF TRADING PRICE CONDITION

   You may surrender your debentures for conversion into our common stock prior to maturity during the five business day period after any five consecutive trading day period in which the "trading price" per $1,000 principal amount of debentures, as determined following a request by a holder of debentures in accordance with the procedures described below, for each day of that period was less than 98% of the product of the last reported sale price of our common stock and the conversion rate (the "trading price condition"); provided that if, on the date of any conversion pursuant to the trading price condition that is on or after October 1, 2018, the sale price of our common stock on the trading day before the conversion date is greater than 100% but less than 120% of the conversion price, then holders surrendering debentures for conversion will receive, in lieu of shares of our common stock based on the then applicable conversion rate, an amount in cash or common stock or a combination of cash and common stock, at our option, equal to the principal amount of the debentures being converted plus accrued and unpaid interest (including additional amounts, if any), as of the conversion date (a "principal value conversion"). Any common stock delivered upon a principal value conversion will be valued at the greater of the conversion price on the conversion date and the average of the last reported sale price of our common stock for a five trading day period starting the third trading day following the conversion date of the debentures. Upon a surrender of your debentures for conversion, we will have the right to deliver, in lieu of shares of our common stock, cash or a combination of cash and shares of common stock in amounts described below under "-- Payment upon Conversion."

   The "trading price" of the debentures on any date of determination means the average of the secondary market bid quotations obtained by the trustee for $5.0 million principal amount of the debentures at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers we select; provided that if at least three such bids cannot reasonably be obtained by the trustee, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the trustee, that one bid shall be used. If the trustee cannot reasonably obtain at least one bid for $5.0 million principal amount of debentures from an independent nationally recognized securities dealer or in our reasonable judgment, the bid quotations are not indicative of the secondary market value of the debentures, then the trading price per $1,000 principal amount of debentures will be deemed to be less than 98% of the product of the last reported sale price of our common stock and the number of shares issuable upon conversion of $1,000 principal amount of the debentures.

   In connection with any conversion upon satisfaction of the above trading price condition, the trustee (or other conversion agent appointed by us) shall have no obligation to determine the trading price of the debentures unless we have requested such determination; and we shall have no obligation to make such request unless a holder provides us with reasonable evidence that the trading price per $1,000 principal amount of debentures would be less than 98% of the product of the last reported sale price of our common stock and the number of shares of common stock issuable upon conversion of $1,000 principal amount of the debentures. At such time, we shall instruct the trustee or conversion agent, as the case may be, to determine the trading price of the debentures beginning on the next trading day and on each successive trading day until, and only until, the trading price per $1,000 principal amount of debentures is greater than or equal to 98% of the product of the last reported sale price of our common stock and the number of shares issuable upon conversion of $1,000 principal amount of the debentures.

CONVERSION PROCEDURES

   To convert your debenture into common stock you must do each of the following:

      - complete and manually sign the conversion notice on the back of the debenture, or a facsimile of the conversion notice, and

      -     deliver this notice to the conversion agent;

      -     surrender the debenture to the conversion agent;

      - if required, furnish appropriate endorsements and transfer documents;

      -     if required, pay all transfer or similar taxes; and

      - if required, pay funds equal to the interest payable on the next interest payment date.

   The date you comply with all of these requirements is the conversion date under the indenture. If your interest is a beneficial interest in a global debenture, to convert you must comply with the last three requirements listed above and comply with the depositary's procedures for converting a beneficial interest in a global debenture.

   The conversion agent will, on your behalf, convert the debentures into shares of our common stock. You may obtain copies of the required form of the conversion notice from the conversion agent. Settlement of our obligation to deliver shares and cash (if any) with respect to a conversion will occur on the dates described under "-- Payment upon Conversion" below. Delivery of shares will be accomplished by delivery to the conversion agent of certificates for the relevant number of shares, other than in the case of holders of debentures in book-entry form with DTC, which shares shall be delivered in accordance with DTC customary practices. In addition, we will pay cash for any fractional shares, as described above.

   As described below under "-- Payment upon Conversion," we will have the right to deliver, in lieu of shares of our common stock, cash or a combination of cash and shares of common stock in amounts described below under "-- Payment upon Conversion."

PAYMENT UPON CONVERSION

   Conversion On or Prior to a Redemption Notice Date or the Final Notice Date. In the event that we receive your notice of conversion on or prior to (1) the date on which we give notice of our optional redemption of debentures as described under "-- Optional Redemption by Us" (a "redemption notice date") or
(2) the date that is 20 days prior to maturity (the "final notice date"), the following procedures will apply:

   - If we choose to satisfy all or any portion of our obligation to convert the debentures (the "conversion obligation") in cash, we will notify holders through the trustee of the dollar amount to be satisfied in cash (which must be expressed either as 100% of the conversion obligation or as a fixed dollar amount) at any time on or before the date that is two business days following the conversion date (the "cash settlement notice period"). If we timely elect to pay cash for any portion of the shares otherwise issuable to holders upon conversion, holders may retract the conversion notice at any time during the two business days following the final day of the cash settlement notice period (the "conversion retraction period"). No such retraction can be made (and a conversion notice shall be irrevocable) if we do not elect to deliver cash in lieu of shares (other than cash in lieu of fractional shares). Upon the expiration of a conversion retraction period, a conversion notice shall be irrevocable. If we elect to satisfy all or any portion of the conversion obligation in cash, and the conversion notice has not been retracted, then settlement (in cash or in cash and shares) will occur on the business day following the final day of the 20 trading day period beginning on the day after the final day of the conversion retraction period (the "cash settlement averaging period"). If we do not elect to satisfy any part of the conversion obligation in cash (other than cash in lieu of any fractional shares), delivery of the shares of common stock into which the debentures are converted (and cash in lieu of any fractional shares) will occur through the conversion agent or DTC, as the case may be, as described above as soon as practicable on or after the conversion date.

   Settlement amounts will be computed as follows:

   - If we elect to satisfy the entire conversion obligation in shares, we will deliver to holders a number of shares equal to (i) the aggregate principal amount of debentures to be converted divided by $1,000 multiplied by (ii) the applicable conversion rate. In addition, we will pay cash for any fractional share of common stock based on the last reported sale price of the common stock on the trading day immediately preceding the conversion date.

   - If we elect to satisfy the entire conversion obligation in cash, we will deliver to holders cash in an amount equal to the product of:

      - a number equal to (i) the aggregate principal amount of debentures to be converted divided by $1,000 multiplied by (ii) the conversion rate, and

      - the average last reported sale price of shares of our common stock during the cash settlement averaging period.

   - If we elect to satisfy a fixed portion (other than 100%) of the conversion obligation in cash, we will deliver to holders the specified cash amount (the "cash amount") and a number of shares of our common stock equal to the greater of (i) zero and (ii) the excess, if any, of the number of shares calculated as if we elected to satisfy the entire conversion obligation in shares over the number of shares equal to the sum, for each day of the cash settlement averaging period, of (x) the cash amount divided by the number of days in the cash settlement averaging period, divided by (y) the last reported sale price of shares of our common stock. In addition, we will pay cash for all fractional shares of common stock based on the average last reported sale price of the common stock during the cash settlement averaging period.

   - Additionally, if we are obligated to deliver shares to holders, then if on the date you submit your notice of conversion (x) you hold debentures that are neither registered under the Securities Act nor immediately freely saleable pursuant to Rule 144(k) under the Securities Act and (y) there exists a registration default as defined under "-- Registration Rights," we will deliver to holders an additional number of shares equal to 3% of the number of shares calculated above.

   "Trading day" means a day during which trading in securities generally occurs on the New York Stock Exchange or, if our common stock is not listed on the New York Stock Exchange, on the principal other national or regional securities exchange on which our common stock is then listed or, if our common stock is not listed on a national or regional securities exchange, on the National Association of Securities Dealers Automated Quotation System or, if our common stock is not quoted on the National Association of Securities Dealers Automated Quotation System, on the principal other market on which our common stock is then traded (provided that no day on which trading of our common stock is suspended on such exchange or other trading market will count as a trading day).

   Conversion After a Redemption Notice Date or the Final Notice Date. With respect to conversion notices that we receive after a redemption notice date or the final notice date, we will not send individual notices of our election to satisfy all or any portion of the conversion obligation in cash. If we elect to redeem all or a portion of the debentures, our notice of redemption will inform the holders of our election to deliver shares of our common stock or cash with respect to debentures converted prior to the redemption date as described above under "-- Optional Redemption." In addition, if we choose to satisfy all or any portion of the conversion obligation with respect to conversions after the final notice date in cash, on or before the final notice date we will send a single notice to holders indicating the dollar amount to be satisfied in cash (which must be expressed either as 100% of the conversion obligation or as a fixed dollar amount).

   In the event that we receive notice of conversion after a redemption notice date or the final notice date from holders of debentures, settlement amounts will be computed and settlement dates will be determined in the same manner as set forth above under "-- Conversion On or Prior to a Redemption Notice Date or the Final Notice Date," except that the "cash settlement averaging period" shall be the 20 trading day period beginning on the trading day after the conversion date. If a conversion notice is received from holders of debentures after a redemption notice date or the final notice date, such holders will not be allowed to retract the conversion notice. Settlement (in cash and/or shares) will occur on the business day following the final day of such cash settlement averaging period. If we do not elect to satisfy any part of the conversion obligation in cash (other than cash in lieu of any fractional shares), delivery of shares of common stock into which the debentures are converted (and cash in lieu of any fractional shares) will occur through the conversion agent or DTC, as the case may be, as described above as soon as practicable on or after the conversion date.

CONVERSION RATE ADJUSTMENTS

   The applicable conversion rate will be subject to adjustment, without duplication, upon the occurrence of any of the following events:

      (1) the payment to all holders of common stock of dividends or other distributions payable in shares of our common stock;

      (2) the issuance to all holders of our common stock of rights, warrants or options (other than pursuant to any dividend reinvestment or share purchase plans) entitling them, for a period of up to 45 days from the date of issuance of the rights, warrants or options, to subscribe for or purchase common stock at less than the current market price thereof, provided that the applicable conversion rate will be readjusted to the extent that such rights, warrants or options are not exercised prior to their expiration;

      (3)  subdivisions, splits and combinations of our common stock;

      (4) distributions to all holders of our common stock of evidences of our indebtedness, shares of capital stock, securities, cash, property or assets (excluding any dividend or distribution covered by clause (1) or (2) above and any dividend or distribution paid exclusively in cash); in the event that we make a distribution to all holders of our common stock consisting of capital stock of, or similar equity interests in, a subsidiary or other business unit of ours, the conversion rate will be adjusted based on the market value of the securities so distributed relative to the current market price of our common stock, in each case based on the average closing sale prices of those securities for the 10 trading days commencing on and including the fifth trading day after the date on which "ex-dividend trading" commences for such dividend or distribution on the New York Stock Exchange or such other national or regional exchange or market on which the securities are then listed or quoted;

      (5) the payment of dividends or distributions consisting exclusively of cash to all holders of our common stock, excluding (a) any dividend or distribution on our common stock paid after October 1, 2008 to the extent that the aggregate amount of such payment per share of common stock in any twelve month period does not exceed 5% of the average of the last reported sale price of the common stock during the ten trading days immediately prior to the declaration date for such dividend or distribution; or (b) any dividend or distribution in connection with our liquidation, dissolution or winding up; or

      (6) a payment by us or one of our subsidiaries in respect of a tender or exchange offer for our common stock to the extent that the cash and value of any other consideration included in the payment per share of common stock exceeds the last reported sale price per share of our common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to the tender or exchange offer.

   If an adjustment is required to be made under clause (5) above, the conversion rate will be adjusted by multiplying the conversion rate in effect on the record date with respect to the cash distribution by a fraction, (1) the numerator of which will be the current market price of a share of our common stock on the record date, and (2) the denominator of which will be the same price of a share on the record date less the amount of the distribution that exceeds the amount of dividends and distributions permitted to be excluded pursuant to clause (5).

   If we or one of our subsidiaries makes a payment in respect of a tender or exchange offer described in clause (6) above, the conversion rate will be adjusted by multiplying the conversion rate by a fraction, (1) the numerator of which will be the sum of (x) the fair market value, as determined by our board of directors, of the aggregate consideration payable for all shares of our common stock that we purchase in the tender or exchange offer and (y) the product of the number of shares of our common stock outstanding, less any purchased shares, and the last reported sale price of our common stock on the trading day next succeeding the expiration of the tender or exchange offer and
(2) the denominator of which will be the product of the number of shares of our common stock outstanding, including any purchased shares, and the last reported sale price of our common stock on the trading day next succeeding the expiration of the tender or exchange offer.

   Holders of debentures will receive, upon conversion of debentures, in addition to shares of our common stock, the rights under our existing rights plan unless, prior to the conversion, the rights have expired, terminated or been redeemed or unless the rights have separated from our common stock, in which case the applicable conversion rate will be adjusted at the time of separation as if we distributed to all holders of our common stock shares of our common stock, evidences of indebtedness or assets described in clause (4) above, subject to readjustment upon the subsequent expiration, termination or redemption of the rights. In lieu of any such adjustment, we may amend our rights agreement to provide that upon conversion of the debentures the holders will receive, in addition to our common stock issuable upon such conversion, the rights which would have attached to such shares of our common stock if the rights had not become separated from our common stock under our rights agreement. See "Description of Capital Stock -- Stockholder Rights Plan." To the extent that we adopt any future rights plan, upon conversion of the debentures into our common stock, you will receive, in addition to our common stock, the rights under the future rights plan whether or not the rights have separated from our common stock at the time of conversion and no adjustment to the conversion rate will be made in accordance with clause (4) above.

   In addition to these adjustments, we may increase the conversion rate as our board of directors deems advisable to avoid or diminish any income tax to holders of our capital stock resulting from any dividend or distribution of capital stock (or rights to acquire capital stock) or from any event treated as such for income tax purposes. We may also, from time to time, to the extent permitted by applicable law, increase the conversion rate by any amount for any period of at least 20 days if our board of directors has determined that such increase would be in our best interests. If our board of directors makes such a determination, it will be conclusive. We will give holders of debentures at least 15 days' notice of such an increase in the conversion rate. For a discussion of the United States federal income tax treatment of an adjustment to the conversion rate of the debentures, see "Material U.S. Federal Income Tax Considerations --U.S. Holders -- Constructive Dividends" and "-- Non-U.S. Holders -- Our Common Stock."

   The "current market price" per share of common stock on any day means the average of the last reported sale price for the 10 consecutive trading days ending not later than the earlier of the day in question and the day before the ex-dividend trading with respect to the issuance or distribution requiring the computation. For purposes of this paragraph, the term "ex-dividend trading," when used with respect to any issuance or distribution, will mean the first date on which the common stock trades regular way on the applicable exchange or in the applicable market without the right to receive the issuance or distribution.

   No adjustment to the conversion rate or the ability of a holder of a debenture to convert will be made if the holder will otherwise participate in the distribution without conversion.

   The applicable conversion rate will not be adjusted:

   - upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any plan;

   - upon the issuance of any shares of our common stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by us or any of our subsidiaries;

   - upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet and outstanding as of the date the debentures were first issued;

   -  for a change in the par value of the common stock; or

   -  for accrued and unpaid interest (including additional amounts, if any).

   Adjustments to the applicable conversion rate will be calculated to the nearest 1/10,000th of a share. No adjustment to the applicable conversion rate will be required unless the adjustment would require an increase or decrease of at least 1% of the applicable conversion rate. However, any adjustments which are not required to be made because they would have required an increase or decrease of less than 1% will be carried forward and taken into account in any subsequent adjustment.

REPURCHASE OF DEBENTURES BY US AT THE OPTION OF THE HOLDER

   You have the right to require us to repurchase all or a portion of your debentures on October 1, 2008, October 1, 2013 and October 1, 2018 (each, a "repurchase date").

   We will be required to repurchase any outstanding debenture for which you deliver a written repurchase notice to the paying agent (which will initially be the trustee). This notice must be delivered during the period beginning at any time from the opening of business on the date that is 20 business days prior to the repurchase date until the close of business on the business day prior to the repurchase date. You may withdraw your repurchase notice at any time prior to the close of business on the business day prior to the repurchase date. If a repurchase notice is given and withdrawn during that period, we will not be obligated to repurchase the debentures listed in the notice. Our repurchase obligation will be subject to certain additional conditions described below.

   The repurchase price payable will be equal to 100% of the principal amount of the debentures to be repurchased plus any accrued and unpaid interest (including additional amounts, if any) to, but excluding, the repurchase date.

   In the case of any debentures that you require us to repurchase on October 1, 2008, we are required to pay the repurchase price in cash. In the case of any debentures that you require us to repurchase on October 1, 2013 or October 1, 2018, we may choose to pay the repurchase price in cash or shares of our common stock or a combination of cash and shares of our common stock (provided that in any event we will pay any accrued and unpaid interest (including additional amounts, if any) in cash). Our right to pay all or any of the repurchase price in shares of our common stock is subject to additional conditions specified below.

   If we elect, for the October 1, 2013 or October 1, 2018 repurchase date, to pay the repurchase price in whole or in part in shares of common stock, the number of shares of common stock to be delivered by us will be equal to the portion of the purchase price to be paid in shares of common stock divided by 98.5% of the market price of our common stock. The market price of our common stock will be determined prior to the applicable repurchase date, as described below. If we elect to pay the repurchase price in whole or in part in shares of common stock, we will pay cash in lieu of fractional shares in an amount based upon the market price of our common stock.

   As used under this caption and under "-- Repurchase of Debentures by Us at the Option of the Holder upon a Fundamental Change," "market price" means, with respect to any repurchase date (including upon the occurrence of a fundamental change) or other date of determination, the average of the last reported sale price of our common stock for the 20 consecutive trading days ending on the third business day prior to the applicable repurchase date or date of determination, as the case may be (or, if such third business day is not a trading day, then ending on the last trading day prior to such third business day), appropriately adjusted to take into account the occurrence, during the period commencing on the first trading day of such 20 trading-day period and ending on the applicable repurchase date or date of determination, as the case may be, of any event requiring an adjustment of the conversion rate under the indenture.

   Because the market price of our common stock is determined prior to the applicable repurchase date, you will bear the market risk with respect to the value of the shares of our common stock, if any, to be received from the date the market price is determined to the date you receive such shares. In addition, the market price of our common stock is an average price rather than the price as of a single date.

   On or before the 25th business day prior to each repurchase date, we will provide to the trustee, the paying agent and all holders of debentures at their addresses shown in the register of the registrar, and to beneficial owners as required by applicable law, a notice stating, among other things:

   -  the repurchase price;

   -  the last date on which a holder may exercise the repurchase right;

   -  the repurchase date;

   - whether we will pay the repurchase price in cash, common stock or a combination thereof, specifying the percentage or amount of each;

   - if we elect to pay the repurchase price in whole or in part in shares of our common stock, the method of calculating the market price of our common stock;

   -  the name and address of the paying agent and the conversion agent;

   - the applicable conversion rate and any adjustments to the applicable conversion rate;

   - that the debentures with respect to which a repurchase election has been given by the holder may be converted only if the holder withdraws the repurchase election in accordance with the terms of the indenture; and

   - the procedure that holders must follow to require us to repurchase their debentures.

   To exercise the repurchase right, you must deliver prior to the close of business on the business day immediately preceding the repurchase date, subject to extension to comply with applicable law, the debentures to be repurchased, duly endorsed for transfer, together with a written repurchase election and the form entitled "Form of Repurchase Notice" on the reverse side of the debentures duly completed, to the paying agent. Your repurchase election must state:

   - if certificated debentures have been issued, the certificate numbers of the debentures to be repurchased;

   - the portion of the principal amount of debentures to be repurchased, which must be $1,000 or an integral multiple thereof;

   - that the debentures are to be repurchased by us pursuant to the applicable provisions of the debentures and the indenture; and

   - if we have elected to pay the repurchase price in shares of our common stock but the repurchase price is ultimately to be paid to the holder entirely in cash because any of the conditions to payment in common stock is not satisfied prior to the close of business on the business day immediately preceding the repurchase date, whether you elect:

   - to withdraw the repurchase election as to some or all of the debentures to which it relates; or

   - to receive cash in respect of the entire repurchase price for all debentures subject to the repurchase election.

   If you fail to indicate your choice with respect to this election, you will be deemed to have elected to receive cash in respect of the entire repurchase price for all debentures subject to the repurchase election in these circumstances. For a discussion of the tax treatment of a holder receiving cash, shares of common stock or any combination thereof, see "Material U.S. Federal Income Tax Considerations."

   If your debentures are not in certificated form, your repurchase notice must comply with appropriate DTC procedures.

   No debentures may be repurchased at the option of holders if there has occurred and is continuing an event of default other than an event of default that is cured by the payment of the repurchase price of the debentures.

   You may withdraw any repurchase notice (in whole or in part) by delivering a written notice of withdrawal to the paying agent prior to the close of business on the business day prior to the repurchase date. The notice of withdrawal must state:

   -  the principal amount of the withdrawn debentures;

   - if certificated debentures have been issued, the certificate numbers of the withdrawn debentures; and

   - the principal amount, if any, which remains subject to the repurchase notice.

   If your debentures are not in certificated form, your withdrawal notice must comply with appropriate DTC procedures.

   To receive payment of the repurchase price, you must either effect book-entry transfer of your debentures or deliver your debentures, together with necessary endorsements, to the office of the paying agent after delivery of your repurchase notice. Payment of the repurchase price for a debenture will be made promptly following the later of the repurchase date and the time of book-entry transfer or delivery of the debenture.

   If the paying agent holds money or securities sufficient to pay the repurchase price of the debentures on the business day following the repurchase date, then, on and after such date:

   - the debentures will cease to be outstanding and interest will cease to accrue (whether or not book-entry transfer of the debentures has been made or the debentures have been delivered to the paying agent);

   - and all other rights of the holders will terminate (other than the right to receive the repurchase price upon transfer or delivery of the debentures).

   Our right to pay the repurchase price for debentures in whole or in part in shares of our common stock is subject to various conditions, including:

   - our providing timely written notice, as described above, of our election to pay all or part of the repurchase price in shares of common stock;

   - our common stock being then listed on a national or regional securities exchange or quoted on the Nasdaq Automated Quotation System;

   - information necessary to calculate the market price of our common stock being published in a daily newspaper of national circulation or being otherwise readily publicly available;

   - registration of the shares of our common stock under the Securities Act or the Exchange Act, in each case if required; and

   - our obtaining any necessary qualification or registration under applicable state securities law or the availability of an exemption from such qualification and registration.

   If the required conditions are not satisfied with respect to a holder prior to the close of business on the business day immediately preceding the repurchase date, we will pay the repurchase price for such holder's debentures entirely in cash. We may not change our election with respect to the form in which we will pay the repurchase price once we have given the notice that we are required to give, except as described in the preceding sentence.

   We will comply with the provisions of Rule 13e-4 and any other tender offer rules under the Exchange Act that may be applicable at the time of our repurchase notice. If then required by the applicable rules, we will file a Schedule TO or any other schedule required in connection with any offer by us to repurchase the debentures.

REPURCHASE OF DEBENTURES BY US AT THE OPTION OF THE HOLDER UPON A FUNDAMENTAL CHANGE

   If a fundamental change (as defined below in this section) occurs at any time prior to the maturity date, you will have the right, at your option, to require us to repurchase any or all of your debentures, or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple of $1,000. The fundamental change repurchase price we are required to pay is equal to 100% of the principal amount of the debentures to be purchased plus accrued and unpaid interest (including additional amounts, if any) to but excluding the fundamental change repurchase date.

   We may choose to pay the fundamental change repurchase price in cash or shares of our common stock or a combination of cash and shares of our common stock (provided that in any event we will pay any accrued and unpaid interest (including additional amounts, if any) in cash).

   If we elect to pay the fundamental change repurchase price in whole or in part in shares of common stock, the number of shares of common stock to be delivered by us will be equal to the portion of the fundamental change repurchase price to be paid in shares of common stock divided by 98.5% of the market price of our common stock. The market price of our common stock will be determined prior to the applicable fundamental change repurchase date, as described under "-- Repurchase of Debentures by Us at the Option of the Holder." If we elect to pay the fundamental change repurchase price in whole or in part in shares of common stock, we will pay cash in lieu of fractional shares in an amount based upon the market price of our common stock.

   Because the market price of our common stock is determined prior to the applicable fundamental change repurchase date, you will bear the market risk with respect to the value of the shares of our common stock, if any, to be received from the date the market price is determined to the date you receive such shares. In addition, the market price of our common stock is an average price rather than the price as of a single date.

   A "fundamental change" will be deemed to have occurred at the time after the debentures are originally issued that any of the following occurs:

   - a "person" or "group" within the meaning of Section 13(d) of the Exchange Act other than us, our subsidiaries or our or their employee benefit plans, files a Schedule TO or any other schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect ultimate "beneficial owner," as defined in Rule 13d-3 under the Exchange Act, of more than 50% of the total voting power of all shares of our capital stock that are entitled to vote generally in the election of directors; or

   - consummation of any share exchange, consolidation or merger of us or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of us and our subsidiaries, taken as a whole, to any person other than us or one or more of our subsidiaries, pursuant to which our common stock will be converted into cash, securities or other property; provided, however, that a transaction where the holders of our voting capital stock immediately prior to such transaction have, directly or indirectly, more than 50% of the aggregate voting power of all shares of capital stock of the continuing or surviving corporation or transferee entitled to vote generally in the election of directors immediately after such event shall not be a fundamental change.

   A fundamental change will not be deemed to have occurred in respect of either of the foregoing, however, if either:

   - the last reported sale price of our common stock for any five trading days within the 10 consecutive trading days ending immediately before the later of the fundamental change or the public announcement thereof, equals or exceeds 105% of the applicable conversion price of the debentures immediately before the fundamental change or the public announcement thereof; or

   - at least 90% of the consideration, excluding cash payments for fractional shares, in the transaction or transactions constituting the fundamental change consists of shares of capital stock traded on a national securities exchange or quoted on the Nasdaq National Market or which will be so traded or quoted when issued or exchanged in connection with a fundamental change (these securities being referred to as "publicly traded securities") and as a result of this transaction or transactions the debentures become convertible into such publicly traded securities, excluding cash payments for fractional shares.

   For purposes of the above paragraph the term "capital stock" of any person means any and all shares (including ordinary shares or American Depositary Shares), interests, participations or other equivalents however designated of corporate stock or other equity participations, including partnership interests, whether general or limited, of such person and any rights (other than debt securities convertible or exchangeable into an equity interest), warrants or options to acquire an equity interest in such person.

   Not less than 25 business days before the fundamental change repurchase date, we will provide to all holders of the debentures and the trustee and paying agent a notice of the occurrence of the fundamental change and of the resulting repurchase right. Such notice shall state, among other things:

   -  the events causing a fundamental change;

   -  the date of the fundamental change;

   -  the fundamental change repurchase price;

   - the last date on which a holder may exercise the fundamental change repurchase right;

   -  the fundamental change repurchase date;

   - whether we will pay the fundamental change repurchase price in cash, common stock or a combination thereof, specifying the percentage or amount of each;

   -  if we elect to pay the fundamental change repurchase price in whole or in part in common stock, the method of calculating the market price of our common stock;

   -  the name and address of the paying agent and the conversion agent;

   - the applicable conversion rate and any adjustments to the applicable conversion rate;

   - that the debentures with respect to which a fundamental change repurchase election has been given by the holder may be converted only if the holder withdraws the fundamental change repurchase election in accordance with the terms of the indenture; and

   - the procedure that holders must follow to require us to repurchase their debentures.

   To exercise the repurchase right, you must deliver prior to the close of business on the business day immediately preceding the fundamental change repurchase date, subject to extension to comply with applicable law, the debentures to be repurchased, duly endorsed for transfer, together with a written fundamental change repurchase election and the form entitled "Form of Fundamental Change Repurchase Notice" on the reverse side of the debentures duly completed, to the paying agent. Your fundamental change repurchase election must state:

   - if certificated debentures have been issued, the certificate numbers of the debentures to be delivered for repurchase;

   - the portion of the principal amount of debentures to be repurchased, which must be $1,000 or an integral multiple thereof;

   - that the debentures are to be repurchased by us pursuant to the applicable provisions of the debentures and the indenture; and

   - if we have elected to pay the fundamental change repurchase price in shares of our common stock but the fundamental change repurchase price is ultimately to be paid to the holder entirely in cash because any of the conditions to payment in common stock is not satisfied prior to the close of business on the business day immediately preceding the fundamental change repurchase date, whether you elect:

      - to withdraw the fundamental change repurchase election as to some or all of the debentures to which it relates; or

      - to receive cash in respect of the entire fundamental change repurchase price for all debentures subject to the fundamental change repurchase election.

   If you fail to indicate your choice with respect to this election, you will be deemed to have elected to receive cash in respect of the entire fundamental change repurchase price for all debentures subject to the fundamental change repurchase election in these circumstances. For a discussion of the tax treatment of a holder receiving cash, shares of common stock or any combination thereof, see "Material U.S. Federal Income Tax Considerations."

   If the debentures are not in certificated form, your notice must comply with appropriate DTC procedures.

   No debentures may be repurchased at the option of holders upon a fundamental change if there has occurred and is continuing an event of default other than an event of default that is cured by the payment of the fundamental change repurchase price of the debentures.

   You may withdraw any fundamental change repurchase election (in whole or in part) by delivering a written notice of withdrawal to the paying agent prior to the close of business on the business day prior to the fundamental change repurchase date. The notice of withdrawal must state:

   -  the principal amount of the withdrawn debentures;

   - if certificated debentures have been issued, the certificate numbers of the withdrawn debentures; and

   - the principal amount, if any, which remains subject to the fundamental change repurchase notice.

   If the debentures are not in certificated form, your notice must comply with appropriate DTC procedures.

   To receive payment of the fundamental change repurchase price, you must either effect book-entry transfer of your debentures or deliver your debentures, together with necessary endorsements, to the office of the paying agent after delivery of your fundamental change repurchase notice. Payment of the fundamental change repurchase price for a debenture will be made promptly following the later of the fundamental change repurchase date and the time of book-entry transfer or delivery of the debenture.

   We will be required to repurchase the debentures no later than 35 business days after the occurrence of the relevant fundamental change but in no event prior to the date on which such fundamental change occurs. You will receive payment of the fundamental change repurchase price promptly following the later of the fundamental change repurchase date or the time of book-entry transfer or the delivery of the debentures. If the paying agent holds money or securities sufficient to pay the fundamental change repurchase price of the debentures on the business day following the fundamental change repurchase date, then, on and after such date:

   - the debentures will cease to be outstanding and interest will cease to accrue (whether or not book-entry transfer of the debentures has been made or the debentures have been delivered to the paying agent); and

   - all other rights of the holders will terminate (other than the right to receive the fundamental change repurchase price upon transfer or delivery of the debentures).

   Our right to pay the fundamental change repurchase price for debentures in whole or in part in shares of our common stock is subject to the conditions described under "-- Repurchase of Debentures by Us at the Option of the Holder." If the required conditions are not satisfied with respect to a holder prior to the close of business on the business day immediately preceding the fundamental change repurchase date, we will pay the fundamental change repurchase price for such holder's debentures entirely in cash. We may not change our election with respect to the form in which we will pay the fundamental change repurchase price once we have given the notice that we are required to give, except as described in the preceding sentence.

   We will comply with the provisions of Rule 13e-4 and any other tender offer rules under the Exchange Act that may be applicable at the time of our repurchase of debentures upon a fundamental change. If then required by the applicable rules, we will file a Schedule TO or any other schedule required in connection with any offer by us to repurchase the debentures.

   The rights of the holders to require us to repurchase their debentures upon a fundamental change could discourage a potential acquirer of us. The fundamental change repurchase feature, however, is not the result of management's knowledge of any specific effort to accumulate shares of our common stock, to obtain control of us by any means or part of a plan by management to adopt a series of anti-takeover provisions. Instead, the fundamental change repurchase feature is a standard term contained in other offerings of debt securities similar to the debentures that have been marketed by the initial purchasers. The terms of the fundamental change repurchase feature resulted from negotiations between the initial purchasers and us.

   The term "fundamental change" is limited to specified transactions and may not include other events that might adversely affect our financial condition. In addition, the requirement that we offer to repurchase the debentures upon a fundamental change may not protect holders in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us.

   The definition of fundamental change includes a phrase relating to the conveyance, transfer, sale, lease or disposition of "all or substantially all" of our consolidated assets. There is no precise, established definition of the phrase "substantially all" under applicable law. Accordingly, the ability of a holder of the debentures to require us to repurchase its debentures as a result of the conveyance, transfer, sale, lease or other disposition of less than all of our assets may be uncertain.

   If a fundamental change were to occur, we may not have enough funds to pay the fundamental change repurchase price. If we fail to repurchase the debentures when required following a fundamental change, we will be in default under the indenture. In addition, we have, and may in the future incur, other indebtedness (including our new senior secured credit facility) with similar change in control provisions permitting our holders to accelerate or to require us to purchase our indebtedness upon the occurrence of similar events or on some specific dates.

   Our obligation to make a repurchase upon a fundamental change will be satisfied if a third party makes the fundamental change repurchase offer in the manner and at the times and otherwise in compliance in all material respects with the requirements applicable to a fundamental change repurchase offer made by us, purchases all debentures properly tendered and not withdrawn under the fundamental change repurchase offer and otherwise complies with its obligations in connection therewith.

SUBORDINATION

   Payment on the debentures is, to the extent provided in the indenture, subordinated in right of payment to the prior payment in full of all of our senior indebtedness. The debentures also are effectively subordinated to all debt and other liabilities, including trade payables and lease obligations, if any, of our subsidiaries.

   Upon any distribution of our assets upon any dissolution, winding up, liquidation or reorganization of Quanta, whether voluntary or involuntary and whether or not involving bankruptcy, or upon any assignment for the benefit of creditors or any other marshalling of our assets and liabilities, payment of the principal of, or premium, if any, and interest on the debentures will be subordinated in right of payment to the prior payment in full of all senior indebtedness in cash or other payment satisfactory to the holders of senior indebtedness.

   We may not make any payment on, or repurchase or redeem, the debentures if:

   - a default occurs in the payment of principal of, premium, if any, or interest on any senior indebtedness when due (called a "payment default") whether by acceleration or otherwise; or

   - a default other than a payment default on any designated senior indebtedness (as defined below) occurs and is continuing (or would occur as a result of such payment) that permits holders of such designated senior indebtedness to accelerate its maturity, and we and the trustee receive a notice of such default (called a "payment blockage notice") from any holder of such designated senior indebtedness (called a "non-payment default").

   We may resume payments and distributions on the debentures:

   - in case of a payment default, upon the date on which such default (including any acceleration) is cured or waived or ceases to exist; and

   - in case of a non-payment default, upon the earliest of (1) the date on which such non-payment default is cured or waived or ceases to exist, (2) 180 days after the date on which the payment blockage notice is received or (3) the date the payment blockage is terminated by notice to the trustee and us from the person who gave the payment blockage notice.

   No new period of payment blockage may be commenced pursuant to a payment blockage notice unless 360 days have elapsed since the initial effectiveness of the immediately prior payment blockage notice, and there must be at least 181 consecutive days in each 360-day period when no payment blockage is in effect. No payment default or non-payment default that existed or was continuing on the date of commencement of any payment blockage period shall be the basis for the commencement of a subsequent payment blockage period, unless such default has been cured for a period of at least 90 consecutive days.

   If the trustee or any holder of the debentures receives any payment in contravention of the subordination provisions on the debentures before all senior indebtedness is paid in full in cash or other payment satisfactory to the holders of senior indebtedness, then such payment must be paid over for the benefit of the holders of senior indebtedness to the extent necessary to make payment in full to the holders of all unpaid senior indebtedness.

   Upon (but not before) the payment in full of all designated senior indebtedness, the holders of the debentures shall (to the extent that amounts otherwise payable to such holders have been paid to the holders of designated senior indebtedness) be subrogated to the rights of any holder of designated senior indebtedness to receive any further payments or distributions applicable to the designated senior indebtedness until the debentures are paid in full; and such payments or distributions received by the holders of the debentures by reason of such subrogation, which otherwise would be paid or distributed to the holders of designated senior indebtedness, shall, as between Quanta and its creditors other than the holder of designated senior indebtedness, on the one hand, and the holders of debentures, on the other hand, be deemed to be a payment by Quanta on account of designated senior indebtedness and not on account of the debentures.

   In the event of our bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of the debentures may receive less, ratably, than our other creditors. This subordination will not prevent the occurrence of any event of default under the indenture. See "-- Events of Default; Notice and Waiver" for a description of the events of default and associated remedies.

   The debentures are exclusively obligations of Quanta. Our operations are conducted through our subsidiaries. As a result, our cash flow and our ability to service our debt, including the debentures, is dependent upon the earnings of our subsidiaries. In addition, we are dependent on the distribution of earnings, loans or other payments by our subsidiaries to us.

   Our subsidiaries are separate and distinct legal entities. Our subsidiaries have no obligation to pay any amounts due on the debentures. Our subsidiaries are not required to provide us with funds for our payment obligations, whether by dividends, distributions, loans or other payments. In addition, any payment of dividends, distributions, loans or advances by our subsidiaries to us could be subject to statutory or contractual restrictions. Payments to us by our subsidiaries will also be contingent upon our subsidiaries' earnings and business considerations.

   Our right to receive any assets of any of our subsidiaries upon their liquidation or reorganization, and therefore the right of the holders to participate in those assets, will be effectively subordinated to the claims of that subsidiary's creditors, including trade creditors. In addition, even if we were a creditor to any of our subsidiaries, our rights as a creditor would be subordinated to any security interest in the assets of our subsidiaries and any indebtedness of our subsidiaries' senior to that held by us.

   The debentures rank equally in right of payment with our $172.5 in aggregate principal amount of 4% convertible subordinated notes due 2007. Any amounts borrowed by us under our new credit facility will constitute senior indebtedness. The debentures are also effectively subordinated to the liabilities of our subsidiaries, and, as of September 30, 2003, our subsidiaries had approximately $6.7 million of indebtedness. Neither we nor our subsidiaries are prohibited from incurring indebtedness, including senior indebtedness, under the indenture. We may from time to time incur additional indebtedness, including senior indebtedness. Our subsidiaries may also from time to time incur other additional indebtedness and liabilities.

   We are obligated to pay reasonable compensation to the trustee and to indemnify the trustee against certain losses, liabilities or expenses incurred by the trustee in connection with its duties under the indenture. The trustee's claims for these payments will generally be senior to those of holders of debentures in respect of all funds collected by the trustee.

   "Credit Agreement" means the Fourth Amended and Restated Secured Credit Agreement, dated as of November 12, 2003, among Quanta, the lenders named therein and Bank of America, N.A., as administrative agent, including any debentures, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended (including any amendment and restatement thereof), modified, extended, renewed, refunded, substituted or replaced or refinanced from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder or adding subsidiaries of Quanta as additional borrowers or guarantors thereunder), all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agents, creditor, lender or group of creditors or lenders.

   "Designated senior indebtedness" means senior indebtedness under the Credit Agreement and our obligations under any other particular senior indebtedness that expressly provides that such senior indebtedness shall be "designated senior indebtedness" for purposes of the indenture.

   "Indebtedness" means:

    (1) all indebtedness, obligations and other liabilities for borrowed money, including commitment or standby fees, enforcement expenses, collateral protection expenses and other reimbursement indemnity obligations with respect to such indebtedness, overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements, and any loans or advances from banks, or evidenced by bonds, debentures, notes or similar instruments, other than any account payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services;

    (2) obligations with respect to letters of credit, bank guarantees or bankers' acceptances;

    (3) obligations in respect of leases required in conformity with generally accepted accounting principles to be accounted for as capitalized lease obligations on our balance sheet;

    (4) all obligations and other liabilities under any lease or related document in connection with the lease of real property that provides that we are contractually obligated to purchase or cause a third party to purchase the leased property and thereby guarantee a minimum residual value of the leased property to the lessor and our obligations under the lease or related document to purchase or to cause a third party to purchase the leased property;

    (5) all obligations with respect to an interest rate or other swap, cap or collar agreement or foreign currency hedge, exchange or purchase agreement;

    (6) all direct or indirect guaranties or similar agreements in respect of our obligations or liabilities to purchase, acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of others of the type described in (1) through (5) above;

    (7) any obligations described in (1) through (5) above secured by any mortgage, pledge, lien or other encumbrance existing on property which is owned or held by us; and

    (8) any renewals, extensions, refundings, refinancings, restructurings, amendments or modifications to (1) through (7) above.

   "Senior indebtedness" means the principal, premium, if any, interest, including any interest accruing after bankruptcy, and rent or termination payments on or other amounts due on our current or future Indebtedness, whether created, incurred, assumed, guaranteed or in effect guaranteed by us, but only to the extent that the same are not treated as "unsecured indebtedness" for purposes of section 279 of the Internal Revenue Code. However, all amounts owing by Quanta under the Credit Agreement will constitute senior indebtedness, and senior indebtedness will not include:

   - Indebtedness that expressly provides that it shall not be senior in right of payment to the debentures or expressly provides that it is on the same basis or junior to the debentures;

   -  our Indebtedness to any of our majority-owned subsidiaries; and

   -  the debentures.

MERGER AND SALE OF ASSETS BY US

   The indenture provides that we may not consolidate with or merge with or into any other person or sell, convey, transfer or lease our properties and assets substantially as an entirety to another person, unless:

   - we are the surviving person, or the resulting, surviving or transferee person, if other than us, is organized and existing under the laws of the United States, any state thereof or the District of Columbia;

   - the successor person assumes all of our obligations under the debentures and the indenture;

   - immediately after giving effect to such transaction, there is no event of default or event that, with notice or passage of time or both, would become an event of default; and

   - we have delivered to the trustee an officers' certificate and an opinion of counsel each stating that such consolidation, merger, sale, conveyance, transfer or lease complies with these requirements.

   Upon any permitted consolidation, merger, conveyance, transfer or lease, the resulting, surviving or transferee person shall succeed to and be substituted for us, and may exercise our rights and powers under the indenture and the debentures, and after any such contemplated transaction, we will be relieved of all obligations and covenants under the indenture and the debentures.

EVENTS OF DEFAULT; NOTICE AND WAIVER

   The following will be events of default under the indenture:

   - we fail to pay principal of the debentures when due at maturity, upon redemption, upon repurchase or otherwise;

   - we fail to pay any interest (including additional amounts, if any) on the debentures when due and such failure continues for a period of 30 days;

   - we fail to provide notice of the occurrence of a fundamental change on a timely basis;

   - we default in our obligation to convert the debentures upon exercise of a holder's conversion right;

   - we default in our obligation to repurchase the debentures at the option of a holder upon a fundamental change or on any other repurchase date;

   - we default in our obligation to redeem the debentures after we have exercised our option to redeem;

   - we fail to perform or observe any of the other covenants in the indenture for 60 days after written notice to us from the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debentures;

   - default by us or any of our subsidiaries in the payment of the principal or interest on any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any of our indebtedness or indebtedness of any of our subsidiaries for money borrowed in excess of $10.0 million in the aggregate, whether such indebtedness now exists or shall hereafter be created, resulting in such indebtedness becoming or being declared due and payable, and such acceleration shall not have been rescinded or annulled within 30 days after written notice of such acceleration has been received by us or such subsidiary;

   - final unsatisfied judgments not covered by insurance aggregating in excess of $10.0 million rendered against us or any of our subsidiaries and not stayed, bonded or discharged within 60 days; or

   -  certain events involving our bankruptcy, insolvency or reorganization.

   Our obligations under the indenture are not intended to provide creditors' rights in bankruptcy for amounts in excess of par plus accrued and unpaid interest (including additional amounts, if any). The trustee may withhold notice to the holders of the debentures of any default, except defaults in payment of principal or interest (including additional amounts, if any) on the debentures. However, the trustee must consider it to be in the interest of the holders of the debentures to withhold this notice.

   If an event of default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debentures may declare the principal and accrued and unpaid interest (including additional amounts, if any) on the outstanding debentures to be immediately due and payable. In case of certain events of bankruptcy or insolvency involving us, the principal and accrued and unpaid interest (including additional amounts, if any) on the debentures will automatically become due and payable. However, if we cure all defaults, except the non-payment of principal or interest (including additional amounts, if any) that became due as a result of the acceleration, and meet certain other conditions, with certain exceptions, this declaration may be cancelled and the holders of a majority of the principal amount of outstanding debentures may waive these past defaults.

   The holders of a majority of outstanding debentures will have the right to direct the time, method and place of any proceedings for any remedy available to the trustee, subject to limitations specified in the indenture.

   No holder of the debentures may pursue any remedy under the indenture, except in the case of a default in the payment of principal or interest (including additional amounts, if any) on the debentures, unless:

   -  the holder has given the trustee written notice of an event of default;

   - the holders of at least 25% in aggregate principal amount of outstanding debentures make a written request, and offer reasonable indemnity, to the trustee to pursue the remedy;

   - the trustee does not receive an inconsistent direction from the holders of a majority in principal amount of the debentures;

   - the holder or holders have offered reasonable security or indemnity to the trustee against any costs, liability or expense of the trustee; or

   - the trustee fails to comply with the request within 60 days after receipt of the request and offer of reasonable indemnity.

   The indenture requires us every year to deliver to the trustee a statement as to performance of our obligations under the indenture and as to any defaults.

   A default in the payment of the debentures, or a default with respect to the debentures that causes them to be accelerated, may give rise to a cross-default under our credit facility or other indebtedness.

SATISFACTION AND DISCHARGE OF THE INDENTURE

   The indenture will generally cease to be of any further effect with respect to the debentures, if:

   - we have delivered to the trustee for cancellation all outstanding debentures (with certain limited exceptions); or

   - all debentures not previously delivered to the trustee for cancellation have become due and payable, whether at stated maturity or any redemption date or any repurchase date (including upon the occurrence of a fundamental change), or upon conversion or otherwise, and we have deposited with the trustee as trust funds the entire amount in cash and/or our common stock (as applicable under the terms of the indenture) sufficient to pay all the outstanding debentures, and if, in either case, we also pay or cause to be paid all other sums payable under the indenture by us.

MODIFICATION AND WAIVER

   The consent of the holders of a majority in principal amount of the outstanding debentures is required to modify or amend the indenture. However, a modification or amendment requires the consent of the holder of each outstanding debenture if it would:

   -  extend the fixed maturity of any debenture;

   - reduce the rate or extend the time for payment of interest (including additional amounts, if any) on any debenture;

   -  reduce the principal amount of any debenture;

   -  reduce any amount payable upon redemption or repurchase of any debenture;

   - affect our obligation to redeem any debentures on a redemption date in a manner adverse to such holder;

   - affect our obligation to repurchase any debenture at the option of the holder in a manner adverse to such holder;

   - affect our obligation to repurchase any debenture upon a fundamental change in a manner adverse to such holder;

   - impair the right of a holder to institute suit for payment on any debenture;

   -  change the currency in which any debenture is payable;

   - impair the right of a holder to convert any debenture or reduce the number of shares of common stock or any other property receivable upon conversion;

   -  reduce the quorum or voting requirements under the indenture;

   - change any obligation of ours to maintain an office or agency in the places and for the purposes specified in the indenture;

   - subject to specified exceptions, modify certain of the provisions of the indenture relating to modification or waiver of provisions of the indenture; or

   - reduce the percentage of debentures required for consent to any modification of the indenture.

   We are permitted to modify certain provisions of the indenture without the consent of the holders of the debentures, including to:

   -  secure any debentures;

   -  add a guarantor under the indenture;

   -  evidence the assumption of our obligations by a successor person;

   - surrender any of our rights or powers under the indenture (including, without limitation, our right to pay any part of the repurchase price of the debentures with shares of common stock as provided for by the indenture existing on a date after the date of such amendment);

   -  add covenants for the benefit of the holders of debentures;

   -  cure any ambiguity or correct any inconsistency in the indenture;

   - make any changes or modifications necessary in connection with the registration of the debentures under the Securities Act as contemplated by the registration rights agreement, so long as any such change or modification will not materially adversely affect the interests of the holders of the debentures;

   - modify or amend the indenture to permit the qualification of the indenture or any supplemental indenture under the Trust Indenture Act of 1939 as then in effect;

   -  evidence the acceptance of appointment by a successor trustee; and

   - make other changes to the indenture or forms or terms of the debentures, provided no such change individually or in the aggregate with all other such changes has or will have a material adverse effect on the interests of the holders of the debentures.

CALCULATIONS IN RESPECT OF DEBENTURES

   Unless otherwise specified, we will be responsible for making all calculations called for under the debentures. These calculations include, but are not limited to, determinations of the market prices of our common stock, the amount of accrued interest (including additional amounts, if any) payable on the debentures and the conversion price of the debentures. We will make all these calculations in good faith, and, absent manifest error, our calculations will be final and binding on holders of debentures. We will provide a schedule of our calculations to each of the trustee and the conversion agent, and each of the trustee and the conversion agent is entitled to rely upon the accuracy of our calculations without independent verification. The trustee will forward our calculations to any holder of debentures upon the request of that holder.

INFORMATION CONCERNING THE TRUSTEE

   We have appointed Wells Fargo Bank, N.A., the trustee under the indenture, as paying agent, conversion agent, debenture registrar and custodian for the debentures. The trustee or its affiliates may also provide banking and other services to us in the ordinary course of their business.

GOVERNING LAW

   The debentures and the indenture are governed by, and construed in accordance with, the laws of the State of New York.

FORM, DENOMINATION, EXCHANGE, REGISTRATION AND TRANSFER

   The debentures were issued:

   -  in fully registered form;

   -  without interest coupons; and

   - in denominations of $1,000 principal amount and integral multiples of $1,000.

   Holders may present debentures for conversion, registration of transfer and exchange at the office maintained by us for such purpose, which will initially be the Corporate Trust Office of the trustee in The City of New York.

PAYMENT AND PAYING AGENT

   We will maintain an office in the Borough of Manhattan, The City of New York, where we will pay the principal on the debentures and you may present the debentures for conversion, registration of transfer or exchange for other denominations, which shall initially be an office or agency of the trustee. We may pay interest by check mailed to your address as it appears in the debenture register, provided that if you are a holder with an aggregate principal amount in excess of $2.0 million, you will be paid, at your written election, by wire transfer in immediately available funds.

   However, payments to The Depository Trust Company, New York, New York, which we refer to as DTC, will be made by wire transfer of immediately available funds to the account of DTC or its nominee.

NOTICES

   Except as otherwise described herein, notice to registered holders of the debentures will be given by mail to the addresses as they appear in the security register. Notices will be deemed to have been given on the date of such mailing.

REGISTRATION RIGHTS

   We entered into a registration rights agreement with the initial purchasers pursuant to which we are, at our cost, for the benefit of the holders of the debentures and the common stock issuable upon conversion of the debentures, filing with the SEC a shelf registration statement, of which this prospectus is a part, covering resales of the debentures and the common stock issuable upon conversion of the debentures. We will use commercially reasonable efforts to cause the shelf registration statement to be declared effective under the Securities Act and to keep the shelf registration statement effective until the earlier of:

   - the second anniversary of the last date of original issuance of the debentures;

   - the expiration of the holding period applicable to the debentures and the shares of common stock issuable upon conversion of the debentures held by non-affiliates under Rule 144(k) under the Securities Act; and

   - such time as all of the debentures and the common stock issuable upon conversion thereof cease to be outstanding or have been sold either pursuant to the shelf registration statement or pursuant to Rule 144 under the Securities Act or any similar provision then in force.

   We may suspend the effectiveness of the shelf registration statement or the use of the prospectus that is part of the shelf registration statement during specified periods under certain circumstances relating to pending corporate developments, public filings with the SEC and similar events. Any suspension period shall not exceed an aggregate of:

   -  45 days in any 90-day period; or

   -  120 days for all periods in any 360-day period.

   However, if the disclosure relates to a previously undisclosed proposed or pending material business transaction, the disclosure of which we determine in good faith would be reasonably likely to impede our ability to consummate such transaction, we may extend the suspension period from 45 days to 60 days. We need not specify the nature of the event giving rise to a suspension in any notice to holders of the debentures of the existence of such a suspension. Each holder, by its acceptance of the debentures, agrees to hold any communication by us in response to a notice of a proposed sale in confidence.

   We refer to each of the following as a registration default:

   - the registration statement has not been filed prior to or on the 90th day following the first date of original issuance of any of the debentures; or

   - the registration statement has not been declared effective prior to or on the 210th day following the first date of original issuance of any of the debentures, which we refer to as the effectiveness target date; or

   - at any time after the effectiveness target date, the registration statement ceases to be effective or fails to be usable and (1) we do not cure the registration statement within ten business days by a post-effective amendment, prospectus supplement or report filed pursuant to the Exchange Act, (2) if applicable, we do not terminate the suspension period, described in the preceding paragraph, by the 45th or 60th day, as the case may be, or (3) a suspension period, when aggregated with other suspension periods during the prior 360-day period, continues, unterminated, for more than 120 days.

   If a registration default occurs (other than a registration default relating to a failure to file or have an effective registration statement with respect to the shares of common stock), liquidated damages in the form of additional cash interest, which we refer to as "additional amounts," will accrue on the debentures that are transfer restricted securities, from and including the day following the registration default to but excluding the earlier of (1) the day on which the registration default has been cured, and (2) the date the


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registration statement is no longer required to be kept effective. Additional amounts will be paid semiannually in arrears on each April 1 and October 1 and will accrue at a rate per year equal to:

   - 0.25% of the principal amount of a debenture to and including the 90th day following such registration default; and

   - 0.50% of the principal amount of a debenture from and after the 91st day following such registration default.

   In no event will additional amounts exceed 0.50% per year. If a holder converts some or all of its debentures into common stock when there exists a registration default with respect to the common stock, the holder will not be entitled to receive additional amounts on such common stock, but will receive additional shares upon conversion equal to 3% of the applicable conversion rate for each $1,000 original principal amount of debentures (except to the extent we elect to deliver cash upon conversion). In addition, such holder will receive, on the settlement date for any debentures submitted for conversion during a registration default, accrued and unpaid additional amounts to the conversion date relating to such settlement date. If a registration default with respect to the common stock occurs after a holder has converted its debentures into common stock, such holder will not be entitled to any compensation with respect to such common stock.

   A holder who elects to sell securities pursuant to the shelf registration statement will:

   - be required to be named as a selling security holder in the related prospectus;

   -  be required to deliver a prospectus to purchasers;

   - be subject to the civil liability provisions under the Securities Act in connection with any sales; and

   - be subject to the provisions of the registration rights agreement, including indemnification provisions.

   Under the registration rights agreement we will:

   -  pay all expenses of the shelf registration statement;

   -  provide each registered holder with copies of the prospectus;

   - notify holders when the shelf registration statement has become effective; and

   - take other reasonable actions as are required to permit unrestricted resales of the debentures and common stock issued upon conversion of the debentures in accordance with the terms and conditions of the registration rights agreement.

   Holders must complete and deliver to us a form of notice and questionnaire prior to any intended distribution of debentures or common stock issuable upon conversion of the debentures pursuant to the shelf registration statement. Holders must complete and deliver the questionnaire to us on or prior to the 15th business day before the effectiveness of the registration statement in order to be named as a selling security holder in the related prospectus at the time of effectiveness. Upon receipt of a completed questionnaire after that time, together with any other information we may reasonably request from a security holder, we will, within ten business days of receipt, file any amendments to the shelf registration statement or supplements to the related prospectus as are necessary to permit the holder to deliver a prospectus to purchasers of such debentures or shares of common stock, subject to our right to suspend the use of the prospectus. We will pay the predetermined additional amounts described above to the holder if we fail to make the filing in the time required or, if such filing is a post-effective amendment to the shelf registration statement required to be declared effective under the Securities Act, if such amendment is not declared effective within 60 days of the date on which the amendment was required to be filed. Any holder that does not timely complete and deliver a questionnaire or provide the other information we may request will not be named as a selling security holder in the prospectus and will not be permitted to sell the securities pursuant to the shelf registration statement.


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
                          DESCRIPTION OF CAPITAL STOCK

GENERAL

   Under our certificate of incorporation, our authorized capital stock consists of 300,000,000 shares of common stock, par value $.00001 per share, 3,345,333 shares of limited vote common stock, par value $.00001 per share, and 10,000,000 shares of preferred stock, par value $.00001 per share. As of December 31, 2003, there were approximately 115,514,509 shares of common stock, and approximately 1,067,750 shares of limited vote common stock, issued and outstanding. As of the date of this prospectus, we have no preferred stock outstanding.

   The following description of our capital stock is subject to our certificate of incorporation, bylaws, stockholder rights plan and the applicable provisions of Delaware law.

COMMON STOCK AND LIMITED VOTE COMMON STOCK

   Holders of common stock are entitled to one vote for each share held of record on all matters on which stockholders are entitled or permitted to vote, including the election of directors. There is no cumulative voting for the election of directors.

   Holders of limited vote common stock are entitled to elect one member of our board of directors but are not otherwise entitled to vote on the election of directors. Holders of limited vote common stock are entitled to one-tenth of one vote for each share held of record on all other matters on which stockholders are entitled or permitted to vote.

   Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of common stock and limited vote common stock are entitled to receive dividends, on a pro rata basis, when and as declared by the board of directors out of legally available funds. In the event of our liquidation, dissolution or winding up, holders of common stock and limited vote common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any then outstanding shares of preferred stock. Holders of common stock and limited vote common stock have no preemptive rights. Shares of common stock are not subject to any redemption provisions and are not convertible into any of our other securities. Shares of limited vote common stock are not subject to any redemption provisions and are not convertible into any other securities, except that each share of limited vote common stock will automatically convert into common stock on a share-for-share basis immediately upon a sale of such shares.

   Our common stock is traded on the NYSE under the symbol "PWR" and the transfer agent and registrar for the common stock is American Stock Transfer & Trust Company.

PREFERRED STOCK

   Our certificate of incorporation authorizes our board of directors to provide for the issuance of preferred stock in one or more series, without stockholder action. Our board of directors is authorized to fix the designation, powers, preferences and rights, and the qualifications, limitations and restrictions of the shares of each series of preferred stock we issue. For each series of preferred stock our board is able to specify the following:

   -  the designation of each series;

   -  the number of shares of each series;

   -  the rate of any dividends;

   -  whether any dividends shall be cumulative or non-cumulative;

   -  the terms of any redemption rights;

   -  whether there will be any sinking fund for the redemption of any shares;

   -  the terms of any conversion or exchange right;

   - any restrictions on the issuance of shares of the same series or any other series;

   - the amount payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of our company; and

   -  the extent to which holders of the shares will be entitled to vote.

   Although no shares of preferred stock are currently outstanding and we have no current plans to issue preferred stock, except for such shares of Series D Junior Participating Preferred Stock issuable upon exercise of the rights under our stockholder rights plan, the issuance of shares of our preferred stock, or the issuance of rights to purchase shares of our preferred stock, could be used to discourage an unsolicited acquisition proposal. For example, we could impede a business combination by issuing a series of our preferred stock containing class voting rights that would enable the holder or holders of such series to block that transaction. Alternatively, we could facilitate a business combination by issuing a series of our preferred stock having sufficient voting rights to provide a required percentage vote of the stockholders. In addition, under some circumstances, the issuance of preferred stock could adversely affect the voting power and other rights of the holders of our common stock. Although our board is required to make any determination to issue any preferred stock based on its judgment as to the best interests of our stockholders, it could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over prevailing market prices of the stock. Our board does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock unless otherwise required by law or applicable stock exchange requirements.

FIRST RESERVE'S PREEMPTIVE RIGHTS

   In October 2002 we entered into an Investor's Rights Agreement with First Reserve pursuant to which we granted First Reserve a preemptive right to purchase a proportionate number of shares of our common stock to allow it to maintain the same voting percentage of our common stock that it had immediately prior to the issuance of our common stock or securities convertible into common stock to third parties. First Reserve's purchase price for each share of our common stock purchased pursuant to this right equals the closing price per share of our common stock on the date of issuance of the shares of common stock to third parties. First Reserve will have 15 business days after the end of any quarter in which we issue new shares of common stock or securities convertible into common stock to exercise its preemptive right with respect to issuances during the quarter. First Reserve waived its preemptive right in connection with the issuance of the debentures and any common stock issued upon conversion, redemption or repurchase of the debentures. First Reserve's preemptive right will terminate if First Reserve's voting percentage is less than 10%.

SERIES D JUNIOR PARTICIPATING PREFERRED STOCK

   Shares of Series D Junior Preferred Stock purchasable upon exercise of the rights described below under " -- Stockholder Rights Plan" will not be redeemable or convertible. Shares of Series D Junior Preferred Stock will be entitled to cumulative dividends equal to the greater of $10 per share or, subject to adjustment, an aggregate dividend of 1,000 times the dividend declared per share of common stock for any quarterly period. In the event of liquidation, the holders of the Series D Junior Preferred Stock will be entitled to a minimum preferential liquidation payment of $1,000 per share plus accrued and unpaid dividends, whether or not declared, provided that the holders of the shares of Series D Junior Preferred Stock shall be entitled to an aggregate payment per share, subject to adjustment, of 1,000 times the aggregate amount distributed per share to holders of common stock. In the event of any merger, consolidation or similar transaction in which shares of common stock are exchanged, each share of Series D Junior Preferred Stock will be entitled to receive, subject to adjustment, 1,000 times the amount received per share of common stock. Each holder of a share of Series D Junior Preferred Stock will have 1,000 votes on all matters submitted to a vote of stockholders and will vote together with the holders of our common stock. These rights are protected by customary anti-dilution provisions. Due to the nature of the Series D Junior Preferred Stock dividend, liquidation and voting rights, the value of the one one-thousandth interest in a share of Series D Junior Preferred Stock purchasable upon exercise of each right should approximate the value of one share of common stock.

STOCKHOLDER RIGHTS PLAN

   We have adopted a stockholder rights plan pursuant to which one right will be issued and attached to each outstanding share of common stock. The following description of our stockholder rights plan and the certificate of designations setting forth the terms and conditions of the Series D Junior Preferred Stock are intended as summaries only and are qualified in their entirety by reference to the form of stockholder rights plan and certificate of designations to the certificate of incorporation filed with the SEC.


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
   Until a distribution date occurs, the rights can be transferred only with the common stock. On the occurrence of a distribution date, the rights will separate from the common stock and become exercisable as described below.

   A "distribution date" will occur upon the earlier of:

   - the tenth day after a public announcement that a person or group of affiliated or associated persons other than us and certain exempt persons (an "acquiring person") has acquired beneficial ownership of 15% or more of the total voting rights of the then outstanding shares of our common stock (or, in the case of First Reserve, 37% or more of the total voting rights); or

   - the tenth business day following the commencement of a tender or exchange offer that would result in such person or group becoming an acquiring person.

   The total voting rights of the common stock will be determined based on the voting rights of holders of outstanding shares of our common stock at the time of any determination.

   Following the distribution date, holders of rights will be entitled to purchase from us one one-thousandth (1/1000th) of a share of Series D Junior Preferred Stock at a purchase price of $153.33, subject to adjustment.

   In the event that any person or group becomes an acquiring person, proper provision shall be made so that each holder of a right, other than rights beneficially owned by the acquiring person, will thereafter have the right to receive upon payment of the purchase price, that number of shares of common stock having a market value equal to the result obtained by (A) multiplying the then current purchase price by the number of one one-thousandths of a share of Series D Junior Preferred Stock for which the right is then exercisable, and dividing that product by (B) 50% of the current per share market price of our shares of common stock on the date of such occurrence. If, following the date of a public announcement that an acquiring person has become such, (1) we are acquired in a merger or other business combination transaction and we are not the surviving corporation, (2) any person consolidates or merges with us and all or part of the common stock is converted or exchanged for securities, cash or property of any other person, or (3) 50% or more of our assets or earning power is sold or transferred, then the rights will "flip-over." At that time, each right will entitle its holder to purchase, for the purchase price, a number of shares of common stock of the surviving entity in any such merger, consolidation or other business combination or the purchaser in any such sale or transfer with a market value equal to the result obtained by (X) multiplying the then current purchase price by the number of one one-thousandths of a share of Series D Junior Preferred Stock for which the right is then exercisable, and dividing that product by (Y) 50% of the current per share market price of the shares of common stock of the surviving entity on the date of consummation of such consolidation, merger, sale or transfer.

   The rights will expire on March 8, 2010, unless we terminate them before that time. Our board of directors may redeem all of the rights upon payment of $0.01 per right until the earlier of:

   -  a "flip-in event;" or

   -  March 8, 2010.

   If our board redeems any of the rights, it must redeem all of the rights. Once our board acts to redeem the rights, the right to exercise the rights will terminate and each right will become null and void.

   A holder of a right will not have any rights as a stockholder of Quanta, including the right to vote or to receive dividends, until a right is exercised.

   At any time prior to the occurrence of a redemption date, we may, except with respect to the redemption price, supplement or amend any provision of our stockholder rights plan in any manner, whether or not such supplement or amendment is adverse to any holders of the rights. From and after the occurrence of a redemption date, we may, except with respect to the redemption price, supplement or amend our stockholder rights plan in any manner that does not adversely affect the interests of the holders of rights, other than an acquiring person.


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
DELAWARE LAW AND SPECIFIED CHARTER AND BYLAW PROVISIONS

   Business combinations. We are subject to the provisions of section 203 of the Delaware General Corporation Law. Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is, or the transaction by which such stockholder became an "interested stockholder" was, approved in a prescribed manner. A "business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to specified exceptions, an "interested stockholder" is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation's voting stock.

   Limitation of liability; indemnification. Our charter contains provisions permitted under the Delaware General Corporation Law relating to the liability of directors. The provisions eliminate a director's liability for monetary damages for a breach of fiduciary duty, except in circumstances involving wrongful acts, such as the breach of a director's duty of loyalty, acts or omissions that involve intentional misconduct or a knowing violation of law or transactions from which the director derived an improper personal benefit. This limitation of liability does not alter the liability of our directors and officers under federal securities laws. Furthermore, our bylaws contain provisions to indemnify our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. These provisions do not limit or eliminate our right or the right of any of our stockholders to seek non-monetary relief, such as an injunction or rescission in the event of a breach by a director or an officer of his or her duty of care. We believe that these provisions will assist us in attracting and retaining qualified individuals to serve as directors.

   Stockholder action; special meeting of stockholders. Our certificate of incorporation provides that stockholders may take action only at a duly called annual or special meeting of stockholders and may not act by written consent. Our bylaws further provide that special meetings of our stockholders may be called only by the chairman of the board of directors pursuant to a resolution approved by a majority of the board of directors.

   Advance notice requirements for stockholder proposals and director nominations. Our bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual meeting of stockholders, must meet specified procedural requirements. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual or special meeting of stockholders.

                 MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

   The following is a general discussion of certain material U.S. federal income tax aspects of the acquisition, ownership and disposition of the debentures, and where noted, our common stock. This summary is based upon current provisions of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed Treasury Regulations promulgated thereunder and current administrative rulings and court decisions, all as in effect on the date hereof. All of the foregoing are subject to change, possibly on a retroactive basis, and any such change could affect the continuing validity of this discussion.

   This discussion is a summary for general information only and does not consider all aspects of U.S. federal income taxation that may be relevant to the acquisition, ownership and disposition of the debentures and our common stock by a prospective investor in light of his, her or its personal circumstances. For example, this discussion does not address the U.S. federal income tax consequences to investors subject to special treatment under the U.S. federal income tax laws, such as:

   -  dealers in securities or foreign currency;

   -  investors that have elected mark-to-market accounting;

   - banks, thrifts, insurance companies, regulated investment companies or other financial institutions;

   -  tax-exempt entities;

   - persons that hold the debentures or our common stock as part of a "straddle," "hedge," "conversion transaction" or other integrated transaction;

   -  persons that have a "functional currency" other than the U.S. dollar; and

   - partnerships and other pass-through entities (or investors holding interests in partnerships or pass-through entities) that hold the debentures or our common stock.

   In addition, this discussion is limited to the U.S. federal income tax consequences to persons who are beneficial owners of the debentures or our common stock and who hold the debentures or common stock as capital assets within the meaning of Section 1221 of the Code, i.e., generally, property held for investment. Moreover, this discussion does not describe any tax consequences arising out of the U.S. alternative minimum tax law, the tax laws of any state, local or foreign jurisdiction or, except to a limited extent under the caption "Non-U.S. Holders," any possible applicability of the U.S. federal gift or estate tax law.

   We have not requested a ruling from the U.S. Internal Revenue Service (the "IRS") on the tax consequences of owning the debentures or our common stock. As a result, the IRS could disagree with portions of this discussion. For example, based upon currently applicable authorities, we will treat the debentures as indebtedness for U.S. federal income tax purposes. However, as the debentures have certain equity characteristics, it is possible that the IRS will contend that the debentures should be treated as an equity interest in, rather than indebtedness of, our company. The remainder of this discussion assumes that the debentures will constitute indebtedness for U.S. tax purposes.

U.S. HOLDERS

   For purposes of the following discussion, a "U.S. Holder" is a beneficial owner of a debenture or our common stock that is:

   - a citizen or resident of the U.S., including an alien resident who is a lawful permanent resident of the U.S. or meets the "substantial presence" test under Section 7701(b) of the Code;

   - a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in the U.S. or under the laws of the U.S. or any State thereof or the District of Columbia;

   - an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or

   - a trust, if (1) a U.S. court is able to exercise primary supervision over administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) such trust was in existence on August 1, 1996 and has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

   Stated Interest on the Debentures. Interest on a debenture (including a payment made pursuant to a guarantee) will be taxable to a U.S. Holder as ordinary interest income at the time it accrues or is received in accordance with such holder's method of accounting for U.S. federal income tax purposes.


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
   Sale, Exchange, or Retirement of the Debentures for Cash. Upon the disposition of a debenture by sale, exchange, redemption or repayment or other taxable disposition, and subject to the market discount discussion below, a U.S. Holder generally will recognize gain or loss equal to the difference between (i) the amount realized on the disposition (i.e., the amount of cash and the fair market value of any property received in exchange for the debenture, but not including any amounts attributable to accrued but unpaid interest which, if not yet taken into income, generally will be taxable as ordinary income) and (ii) the U.S. Holder's adjusted tax basis in the debenture. A U.S. Holder's adjusted tax basis in the debenture generally will equal the cost of the debenture (net of accrued interest), increased by any market discount or decreased by any amortizable bond premium, in each case provided that the holder elected to accrue the amounts thereof for U.S. federal income tax purposes.

   Because the debenture is held as a capital asset, such gain or loss will generally be capital gain or loss and will be long-term capital gain if the debenture is held for longer than one year. Currently, non-corporate taxpayers are generally subject to a maximum regular federal income tax rate of 15% on net long-term capital gain. The deductibility of capital losses is subject to certain limitations.

   Were we to obtain a discharge of the indenture within one year before the debentures became due and payable, with respect to all of the debentures then outstanding, as described above under "Description of Debentures -- Satisfaction and Discharge of the Indenture," such discharge would generally be deemed to constitute a taxable exchange of the debentures outstanding for other property, namely, the funds deposited with the trustee. In such case, a U.S. Holder would be required to recognize capital gain or loss in connection with such deemed exchange in the manner comparable to that discussed above. In addition, after such deemed exchange, a U.S. Holder might also be required to recognize income from the property deemed to have been received in such exchange over the remaining life of the transaction in a manner or amount that is different than had the discharge not occurred. U.S. Holders should consult their tax advisors as to the specific consequences arising from a discharge in their particular situations.

   Market Discount. If a U.S. Holder purchases a debenture at a price that is less than its stated redemption price at maturity then, subject to a de minimis exception, the debenture will be deemed to carry "market discount." Subject to a limited exception, these provisions generally require a U.S. Holder that acquires a debenture having market discount to treat as ordinary income any gain recognized on the disposition of that debenture to the extent of the accrued market discount on that debenture at the time of maturity or disposition, unless the U.S. Holder elects to include such accrued market discount in income over the life of the debenture.

   The election to include market discount in income over the life of the debenture, once made, applies to all market discount obligations acquired on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS. In general, market discount will be treated as accruing on a straight-line basis over the remaining term of the debenture at the time of acquisition, or, at the election of the U.S. Holder, under a constant yield method. If a constant yield election is made, it will apply only to the debenture with respect to which it is made, any may not be revoked. A U.S. Holder that acquires a debenture at a market discount and does not elect to include accrued market discount in income over the life of the debenture may be required to defer the deduction of all or a portion of the interest on any indebtedness incurred or maintained to purchase or carry the debenture until maturity or until the debenture is disposed of in a taxable transaction.

   Amortizable Premium. A U.S. Holder that purchases a debenture at a premium over its stated principal amount, plus accrued interest, generally may elect to amortize that premium (referred to as Section 171 premium) from the purchase date to the debenture's maturity date under a constant yield method that reflects semiannual compounding based on the debenture's payment period. Amortizable premium, however, will not include any premium attributable to a debenture's conversion feature. The premium attributable to the conversion feature is the excess, if any, of the debenture's purchase price over what the debenture's fair market value would be if there were no conversion feature. Amortizable Section 171 premium is treated as an offset to interest income on a debenture and not as a separate deduction. The election to amortize premium on a constant yield method, once made, applies to all debt obligations held or subsequently acquired by the electing U.S. Holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS.

   Conversion of Debentures Into Common Stock. A U.S. Holder's conversion of a debenture solely into our common stock (including upon a put to us whereunder we exercise our option to issue our common stock) will not be a taxable event, except with respect to cash received in lieu of a fractional share of our common stock. A U.S. Holder will recognize gain or loss upon the receipt of cash in lieu of a fractional share of our common stock, measured by the difference between the cash received and the U.S. Holder's tax basis attributable to the fractional share. The fair market value of our common stock received with respect to accrued and unpaid interest will be taxed as a payment of interest (as described above).

   A U.S. Holder's tax basis in our common stock received upon a conversion of a debenture will be the same as the U.S. Holder's basis in the debenture at the time of conversion, reduced by any basis allocated to a fractional share and increased, for a cash method holder, by the amount of income recognized with respect to accrued interest. The U.S. Holder's holding period for the common stock received will include the holder's holding period for the debenture converted, except that the holding period of any common stock received with respect to accrued and unpaid interest will commence on the day after the date of conversion.

   Repurchase of the Debentures at the Option of the Holder. If a U.S. Holder of a debenture exercises its right to require us to repurchase a debenture and we deliver our common stock in full satisfaction of the repurchase price (other than the portion of the repurchase price, if any, attributable to a fractional share or to accrued but unpaid interest, which will be paid in cash), the exchange of the debenture for our common stock should be treated in the same manner described above under "U.S. Holders -- Conversion of Debentures Into Common Stock."

   If a U.S. Holder receives a combination of cash and our common stock upon the exercise of either a put to us or a conversion right, the U.S. federal income tax consequences to the U.S. Holder are unclear. There are several possible tax treatments, the two most likely of which are:

   - a partial taxable sale of the debenture resulting in gain or loss to the U.S. Holder and a partial tax-free conversion of the debenture under which the U.S. Holder would apply the principles described above under both "U.S. Holders -- Sale, Exchange, or Retirement of the Debentures for Cash" and "U.S. Holders -- Conversion of Debentures Into Common Stock," respectively, based upon a proration of the debenture between the amount of cash and the fair market value of our common stock received; or

   - a recapitalization under which the U.S. Holder would recognize gain, but not loss, on the repurchase equal to the lesser of (a) the amount of cash received (other than in respect of a fractional share or in respect of accrued but unpaid interest) and (b) the amount of gain realized (equal to the excess, if any, of (i) the amount of cash the holder receives (other than in respect of a fractional share or of accrued but unpaid interest) plus (ii) the fair market value of common stock the holder receives over
      (iii) his, her, or its tax basis in the debenture).

   Any U.S. Holders of debentures who receive a combination of cash and our common stock should consult their tax advisors as to the U.S. federal income tax consequences to them.

   If a U.S. Holder of a debenture exercises his, her or its right to require us to repurchase a debenture and we deliver cash in full satisfaction of the repurchase price, the repurchase will be treated the same as a sale of the debenture, as described above under "U.S. Holders -- Sale, Exchange or Retirement of the Debentures for Cash."

   Constructive Dividends. The conversion ratio of the debentures will be adjusted if we distribute cash in excess of specified amounts with respect to shares of our common stock and in certain other circumstances. An increase in the conversion ratio as a result of our distribution of cash to common stockholders generally will result in a deemed distribution to U.S. Holders. If we were to make a distribution of property to stockholders (for example, distributions of evidences of indebtedness or assets, but generally not stock dividends or rights to subscribe for our common stock) and the conversion price underlying the debentures was decreased pursuant to the anti-dilution provisions of the indenture, such decrease would be deemed to be a distribution to U.S. Holders. In addition, other decreases in the conversion price of the debentures may, depending on the circumstances, be deemed to be distributions to U.S. Holders. Any such deemed distribution will be generally taxed in the same manner as an actual dividend distribution. In certain circumstances, the reverse may be true -- namely the failure to make an adjustment of the conversion price under the indenture may result in a taxable distribution to holders of our common stock.

   Taxation of Distributions on Our Common Stock. Distributions paid on our common stock received upon the conversion of a debenture, other than certain pro rata distributions of common shares, will be treated as a dividend to the extent paid out of current or accumulated earnings and profits (as determined under U.S. federal income tax principles) and will be includible in income by the U.S. Holder and taxable as ordinary income when received. Under recently enacted legislation, dividends received by a noncorporate U.S. Holder may be subject to U.S. federal income tax at lower rates than other types of ordinary income if certain conditions are met. U.S. Holders should consult their own tax advisers regarding the implications of this new legislation in their particular circumstances. If a distribution exceeds our current and accumulated earnings and profits, the excess will be first treated as a tax-free return of the U.S. Holder's investment, up to the U.S. Holder's tax basis in our common stock. Any remaining excess will be treated as a capital gain.

   Sale or Other Disposition of Our Common Stock. Unless a nonrecognition provision applies, gain or loss realized by a U.S. Holder on the sale or other disposition of our common stock received upon the conversion of a debenture will be recognized as capital gain or loss for U.S. federal income tax purposes, and will be long-term capital gain or loss if the U.S. Holder held the common stock for more than one year. The amount of the U.S. Holder's gain or loss will be equal to the difference between the U.S. Holder's tax basis in the common stock disposed of and the amount realized on the disposition. Long-term capital gains recognized by certain non-corporate U.S. Holders, including individuals, will generally be subject to a reduced tax rate. The deductibility of capital losses is subject to limitations. Further, a U.S. Holder who sells the stock at a loss that meets certain thresholds may be required to file a disclosure statement with the IRS under recently promulgated Treasury Regulations.

   Backup Withholding and Information Reporting. A U.S. Holder of a debenture or common stock may be subject, under certain circumstances, to information reporting and backup withholding at the then applicable rate (currently at a rate of 28%, which rate is scheduled to be increased to 31% for 2011 and thereafter) with respect to payments of interest and dividends on, and gross proceeds from a sale, exchange, redemption or other disposition of, a debenture or common stock. These backup withholding rules apply if the U.S. Holder, among other things: (i) fails to furnish a social security number or other taxpayer identification number ("TIN") certified under penalties of perjury within a reasonable time after the request therefor; (ii) furnishes an incorrect TIN;
(iii) fails to properly report interest; or (iv) under certain circumstances, fails to provide a certified statement, signed under penalties of perjury, that the TIN furnished is the correct number and that such U.S. Holder is not subject to backup withholding.

   A U.S. Holder of a debenture or common stock who does not provide his, her or its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. Any amount paid as backup withholding is creditable against the U.S. Holder's federal income tax liability, provided the requisite information is provided timely to the IRS. Certain persons are exempt from backup withholding, including corporations and tax-exempt entities, provided their exemption from backup withholding is properly established. U.S. Holders of debentures and our common stock should consult their tax advisors as to their qualifications for exemption from backup withholding and the procedure for obtaining such exemption.

   We will report to the IRS and to the holders of the debentures and our common stock the amount of any payments of interest on the debentures and dividends on our common stock made by us, as well as any amounts withheld with respect to the debentures or our common stock, during the calendar year.

NON-U.S. HOLDERS

   The following discussion is limited to the U.S. federal income and U.S. federal estate tax consequences to a holder of a debenture or our common stock that is a beneficial owner and that is an individual, corporation, estate or trust other than either a U.S. Holder or a person subject to rates applicable to former citizens and long-term residents of the United States (a "Non-U.S. Holder"). In addition, this discussion does not address the U.S. federal income tax consequences to Non-U.S. Holders subject to special treatment under the Code, such as "controlled foreign corporations," "foreign investment companies," "foreign personal holding companies" and foreign corporations that accumulate earnings to avoid U.S. federal income tax.

   Payments on the Debentures. All payments on the debentures made to a Non-U.S. Holder, including a payment in our common stock or cash pursuant to a conversion, retirement, or repurchase, and any gain realized on a sale or exchange of the debentures will be exempt from U.S. federal income and withholding tax, provided that:

   - the Non-U.S. Holder (i) does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote, (ii) is not a "controlled foreign corporation" with respect to which we are a "related person" within the meaning of the Code, and (iii) is not a bank receiving certain types of interest;

   - the Non-U.S. Holder certifies, under penalties of perjury, on a properly executed IRS Form W-8BEN (or any successor form) prior to the payment of interest that such holder is not a U.S. person and provides such holder's name and address or a financial institution holding the debentures on behalf of the Non-U.S. Holder certifies, under penalties of perjury, that it has received an IRS Form W-8BEN (or successor form) from the Non-U.S. Holder or the beneficial owner and provides us with a copy;

   - the payments are not effectively connected with conduct by the Non-U.S. Holder of a trade or business in the United States; and

   - in the case of gain realized on the sale, exchange, conversion or retirement of the debentures, we are not, and have not been within the shorter of the five-year period preceding such sale, exchange, conversion or retirement and the period the Non-U.S. Holder held the debentures, a U.S. real property holding corporation, or certain de minimis ownership rules apply to the debentures held by the Non-U.S. Holders. We believe that we are not, and do not anticipate becoming, a U.S. real property holding corporation for U.S. federal income tax purposes.

         Conversion into Common Stock. A Non-U.S. Holder's conversion of a debenture into our common stock will not be a taxable event. However, to the extent that a Non-U.S. Holder receives cash in lieu of a fractional share upon conversation or is deemed to receive accrued and unpaid interest, any such gain and/or interest would be subject to the rules described above.

         Our Common Stock. Dividends (including constructive dividends on the debentures described above under "U.S. Holders -- Constructive Dividends") paid to a Non-U.S. Holder of our common stock generally will be subject to U.S. withholding tax at a 30% rate, subject to reduction under an applicable income tax treaty. In order to obtain a reduced rate of withholding, a Non-U.S. Holder will be required to provide a properly executed IRS Form W-8BEN certifying its entitlement to benefits under a treaty. Such form must be updated periodically. A Non-U.S. Holder that is claiming the benefits of an income tax treaty also may be required in certain circumstances to provide a TIN or certain documentary evidence issued by foreign governmental authorities to prove residence in the foreign country. A Non-U.S. Holder who is subject to withholding tax under such circumstances should consult his, her or its own tax adviser as to whether such holder can obtain a refund for all or a portion of the withholding tax.

         A Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on gain realized on a sale or other disposition of common stock received upon a conversion of a debenture, unless:

         - the gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business in the United States;

         - in the case of a Non-U.S. Holder who is a nonresident alien individual, the individual is present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions are met; or

         - we are or have been a U.S. real property holding corporation at any time within the shorter of the five-year period preceding such sale, exchange or disposition and the period the Non-U.S. Holder held the common stock and the debenture, or certain de minimis ownership rules do not apply. We believe that we are not, nor do we anticipate becoming, a U.S. real property holding corporation for U.S. federal income tax purposes.

         U.S. Trade or Business. For purposes of the discussion below, income or gain is generally considered U.S. trade or business income if such income or gain is:

         - effectively connected with the Non-U.S. Holder's conduct of a U.S. trade or business; or

         -        in the case of a treaty resident, attributable to a U.S.
                  permanent establishment (or, in the case of an individual, a fixed base) maintained by the Non-U.S. Holder in the United States.

         If a Non-U.S. Holder of a debenture or our common stock is engaged in a trade or business in the United States, and if payments on a debenture, dividends paid on our common stock or gain on the disposition of a debenture or our common stock is effectively connected with the conduct of that trade or business, the Non-U.S. Holder will generally be taxed in the same manner as a U.S. Holder (see "U.S. Holders" above). These Non-U.S. Holders should consult their own tax advisers with respect to other tax consequences of the ownership of the debentures or of our common stock including, in the case of a Non-U.S. Holder that is a corporation, the possible imposition of a branch profits tax at a rate of 30%, subject to reduction by an applicable income tax treaty, on their effectively connected income.

         Federal Estate Tax. Any debenture held (or treated as held) by an individual who is a Non-U.S. Holder at the time of his death will not be subject to U.S. federal estate tax, provided that the individual does not actually or constructively own 10% or more of the total voting power of all of our classes of stock entitled to vote and income on the debentures was not U.S. trade or business income. However, our common stock held by an individual who is a Non-U.S. Holder at the time of his death will be included in the gross estate of the Non-U.S. Holder for U.S. federal estate tax purposes unless an applicable estate tax treaty provides otherwise.

         Information Reporting and Backup Withholding. We must report annually to the IRS and to each Non-U.S. Holder any interest or dividends that are paid to the Non-U.S. Holder. Copies of these information returns also may be made available under the provisions of a specific treaty or other agreement to the tax authorities of the country in which the Non-U.S. Holder resides.

         Treasury Regulations provide that the backup withholding tax (currently at a rate of 28%, which rate is scheduled to be increased to 31% for 2011 and thereafter) and certain information reporting will not apply to payments of interest or dividends with respect to which either the requisite certification that the Non-U.S. Holder is not a U.S. person, as described above, has been received or an exemption otherwise has been established, provided that neither we nor our paying agent have actual knowledge, or reason to know, that the Non-U.S. Holder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied.

         The payment of the gross proceeds from the sale, exchange, redemption or other disposition of the debentures or our common stock to or through the U.S. office of any broker, U.S. or foreign, will be subject to information reporting and possible backup withholding unless the Non-U.S. Holder certifies as to its non-U.S. status under penalties of perjury or otherwise establishes an exemption, provided that the broker does not have actual knowledge, or reason to know, that the Non-U.S. Holder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied. The payment of the gross proceeds from the sale, exchange, redemption or other disposition of the debentures or our common stock to or through a non-U.S. office of a non-U.S. broker will not be subject to information reporting or backup withholding unless the non-U.S. broker has certain types of relationships with the United States (a "U.S. related person"). In the case of the payment of the gross proceeds from the sale, exchange, redemption or other disposition of the debentures or our common stock to or through a non-U.S. office of a broker that is either a U.S. person or a U.S. related person, the Treasury Regulations require information reporting (but not back-up withholding) on the payment unless the broker has documentary evidence in its files that the owner is a Non-U.S. Holder and the broker has no knowledge, or reason to know, to the contrary.

         Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the Non-U.S. Holder's U.S. federal income tax liability, provided that the required information is provided to the IRS.

         All certifications described above under the heading "Non-U.S. Holders" are subject to special rules with respect to reliance standards, under which certifications provided by holders may not be relied on under certain circumstances (for example, if we, our paying agent, or the broker had actual knowledge or reason to know that the certification is false).

         THE PRECEDING DISCUSSION OF THE MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE DEBENTURES OR OUR COMMON STOCK IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. ACCORDINGLY, EACH INVESTOR IS URGED TO CONSULT HIS, HER OR ITS OWN TAX ADVISOR AS TO PARTICULAR TAX CONSEQUENCES TO IT OF PURCHASING, HOLDING AND DISPOSING OF DEBENTURES AND, WHERE APPLICABLE, OUR COMMON STOCK, INCLUDING THE APPLICABILITY AND EFFECT OF ANY FEDERAL, STATE, LOCAL OR FOREIGN TAX LAWS, AND OF ANY PROPOSED CHANGES IN APPLICABLE LAW.

                            SELLING SECURITY HOLDERS


         We originally issued the debentures to the initial purchasers, Banc of America Securities LLC and J.P. Morgan Securities Inc., in a private placement in October 2003. The debentures were resold by the initial purchasers in transactions exempt from registration under Rule 144A under the Securities Act. Selling security holders, which term includes their transferees, pledgees, donees or their successors, may from time to time offer and sell the debentures and the common stock issuable upon conversion or repurchase of the debentures pursuant to this prospectus or any applicable prospectus supplement.



         The following table sets forth certain information with respect to the selling security holders and the principal amount of debentures and the number of shares of common stock beneficially owned by each selling security holder that may be offered from time to time under this prospectus. We prepared this table based on the information supplied to us by the selling security holders on or prior to February 5, 2004. This table only reflects information regarding selling security holders who have provided us with such information. Information concerning the selling security holders may change from time to time and any changed information, including the name of any transferee, pledgee, donee or successor to a selling security holder, will be set forth in supplements to this prospectus if and when necessary. Holders of the $6,335,000 principal amount of debentures whose identity is presently unknown to us may not use this prospectus for resales of the debentures or the common stock issuable upon conversion or repurchase of the debentures unless information regarding such holders is set forth in a post-effective amendment to the registration statement to which this prospectus is a part.



         Several of the selling security holders are affiliates of registered broker-dealers. Each of these selling security holders has informed us that (1) such selling security holder purchased the debentures in the ordinary course of business and (2) at the time that the debentures were purchased, the selling security holder had no agreements or understandings, directly or indirectly, to distribute the debentures.



         The number of shares of common stock issuable upon conversion or repurchase of the debentures shown in the table below assumes conversion of the full amount of the debentures held by each selling security holder at an initial conversion rate of 89.7989 shares per $1,000 principal amount of debentures. This conversion rate is subject to adjustment in certain events. Accordingly, the number of conversion shares may increase or decrease from time to time.

         The percentage of common stock beneficially owned and being offered is based on the number of shares of our common stock that were outstanding as of December 31, 2003. Because the selling security holders may offer all or some portion of the debentures or the shares of common stock issuable upon conversion or repurchase of the debentures pursuant to this prospectus, we have assumed for purposes of the table below that the selling security holders will sell all of the debentures and all of the shares of common stock offered by this prospectus pursuant to this prospectus. In addition, the selling security holders identified below may have sold, transferred or otherwise disposed of all or a portion of their debentures in transactions exempt from the registration requirements of the Securities Act since the date on which they provided the information to us regarding their holdings. As of December 31, 2003, we had $270,000,000 in principal amount of the debentures and 115,514,509 shares of common stock outstanding.


         Based on information provided by the selling security holders, none of the selling security holders has held any position or office or has had any material relationship with us within the past three years.


                                            PRINCIPAL AMOUNT OF    PERCENTAGE OF    SHARES OF COMMON      SHARES OF    PERCENTAGE OF
                                                 DEBENTURES          DEBENTURES    STOCK BENEFICIALLY   COMMON STOCK   COMMON STOCK
                                             BENEFICIALLY OWNED     OUTSTANDING      OWNED PRIOR TO       OFFERED       OUTSTANDING
                   NAME                         AND OFFERED                             OFFERING
                   ----                     -------------------    -------------   ------------------   ------------   -------------

Pioneer High Yield Fund(1)                       $56,375,000          20.88%                --           5,062,413          4.20%

Fore Convertible Master Fund Ltd.(2)             $26,000,000           9.62%                --           2,334,771          1.98%

Akela Capital Master Fund, Ltd.(3)               $12,000,000           4.44%                --           1,077,587              *

The Drake Offshore Master Fund, Ltd.(4)          $12,000,000           4.44%                --           1,077,587              *

Teachers Insurance and Annuity                   $11,500,000           4.26%                --           1,032,687              *
Association of America

Akanthos Arbitrage Master Fund, L.P.(5)          $11,500,000           4.26%                --           1,032,687              *

Vanguard Convertible Securities Fund,            $11,455,000           4.24%                --           1,028,646              *
Inc.(6)

Man Mac I Limited(7)                              $8,000,000           2.96%                --             718,391              *

Zazove Convertible Arbitrage Fund, L.P.(8)        $5,800,000           2.15%                --             520,834              *

DBAG London(9)                                    $5,200,000           1.93%                --             466,954              *

Deutsche Bank Securities Inc.(10)                 $5,200,000           1.93%                --             466,954              *

Guggenheim Portfolio Company VIII, LLC(11)        $5,000,000           1.85%                --             448,994              *

Wachovia Securities International Ltd.(12)        $5,000,000           1.85%                --             448,994              *

Pioneer U.S. High Yield Corporate Bond            $5,000,000           1.85%                --             448,994              *
Sub Fund(1)

Peoples Benefit Life Insurance Company            $4,000,000           1.48%                --             359,195              *
TEAMSTERS(13)

Zazove Hedged Convertible Fund L.P.(8)            $3,500,000           1.29%                --             314,296              *

Guardian Life Insurance Co.(14)                   $3,200,000           1.18%                --             287,356              *

                                            PRINCIPAL AMOUNT OF    PERCENTAGE OF    SHARES OF COMMON      SHARES OF    PERCENTAGE OF
                                                 DEBENTURES          DEBENTURES    STOCK BENEFICIALLY   COMMON STOCK   COMMON STOCK
                                             BENEFICIALLY OWNED     OUTSTANDING      OWNED PRIOR TO       OFFERED       OUTSTANDING
                   NAME                         AND OFFERED                             OFFERING
                   ----                     -------------------    -------------   ------------------   ------------   -------------


CALAMOS Convertible Fund - CALAMOS                $3,155,000           1.17%                --             283,315              *
Investment Trust(15)

Chrysler Corporation Master Retirement            $3,090,000           1.14%                --             277,478              *
Trust(6)

OCM Convertible Trust(6)                          $3,085,000           1.14%                --             277,029              *

St. Albans Partners Ltd.(13)                      $3,000,000           1.11%                --             269,396              *

TD Securities (USA) Inc.(16)                      $2,870,000           1.06%                --             257,723              *

Grace Convertible Arbitrage Fund, LTD(17)         $2,500,000               *                --             224,497              *

The Coast Fund L.P.(18)                           $2,500,000               *                --             224,497              *

Microsoft Corporation(6)                          $2,405,000               *                --             215,966              *

Context Convertible Arbitrage Offshore,           $2,350,000               *                --             211,027              *
LTD(19)

Zurich Institutional Benchmarks Master            $2,100,000               *                --             188,578              *
Fund Ltd. (20)

Canyon Value Realization Fund (Cayman),           $2,050,000               *                --             184,088              *
Ltd. (21)

San Diego County Employee Retirement              $2,050,000               *                --             184,088              *
Association(20)

Maystone Continuum Master Fund, Ltd.(22)          $2,000,000               *                --             179,597              *

DKR SoundShore Strategic Holding Fund             $2,000,000               *                --             179,597              *
Ltd.(23)

DeepRock & Co(13)                                 $2,000,000               *                --             179,597              *

Zazove Income Fund L.P.(8)                        $1,950,000               *                --             175,107              *

Quest Global Convertible Master Fund              $1,837,500               *                --             165,005              *
Ltd.(24)

Zurich Institutional Benchmarks Master            $1,774,000               *                --             159,303              *

Fund Ltd.(25)

Canyon Capital Arbitrage Master Fund,             $1,500,000               *                --             134,698              *
Ltd.(26)

Van Kampen Harbor Fund(27)                        $1,500,000               *                --             134,698              *

State Employees' Retirement Fund of the           $1,435,000               *                --             128,861              *
State of Delaware(6)

Delta Airlines Master Trust(6)                    $1,325,000               *                --             118,983              *

Boilermakers-Blacksmith Pension Trust (28)        $1,295,000               *                --             116,289              *

National Bank of Canada(19)                       $1,250,000               *                --             112,248              *

                                            PRINCIPAL AMOUNT OF    PERCENTAGE OF    SHARES OF COMMON      SHARES OF    PERCENTAGE OF
                                                 DEBENTURES          DEBENTURES    STOCK BENEFICIALLY   COMMON STOCK   COMMON STOCK
                                             BENEFICIALLY OWNED     OUTSTANDING      OWNED PRIOR TO       OFFERED       OUTSTANDING
                   NAME                         AND OFFERED                             OFFERING
                   ----                     -------------------    -------------   ------------------   ------------   -------------

CNH CA Master Account, L.P.(29)                   $1,100,000               *                --              98,778              *

Context Convertible Arbitrage Fund, LP(30)        $1,100,000               *                --              98,778              *

HFR CA Select Fund(20)                            $1,100,000               *                --              98,778              *

Partner Reinsurance Company Ltd.(6)               $1,085,000               *                --              97,431              *

MSD TCB, L.P.(31)                                 $1,000,000               *                --              89,798              *

S.A.C. Capital Associates, LLC(32)                $1,000,000               *           152,300              89,798              *

Mill River Master Fund L.P.(33)                   $1,000,000               *                --              89,798              *

Morgan Stanley Convertible Securities             $1,000,000               *                --              89,798              *
Trust(34)

BP Amoco PLC Master Trust(25)                       $784,000               *                --              70,402              *

Canyon Value Realization Fund, L.P.(26)             $750,000               *                --              67,349              *

SSI Hedged Convertible Market Neutral               $654,000               *                --              58,728              *
L.P.(25)

The Dow Chemical Company Employees'                 $650,000               *                --              58,369              *
Retirement Plan(15)

Delta Pilots Disability and Survivorship            $620,000               *                --              55,675              *
Trust - CV(6)

SSI Blended Market Neutral L.P.(25)                 $602,000               *                --              54,058              *

Delta Airlines Master Trust(37)                     $520,000               *                --              46,695              *

McMahan Securities Co. L.P.(38)                     $500,000               *                --              44,899              *

Pioneer High Yield VCT Portfolio(1)                 $500,000               *                --              44,899              *

SPT(15)                                             $450,000               *                --              40,409              *

Guardian Pension Trust(14)                          $400,000               *                --              35,919              *

KBC Financial Products USA Inc.(37)                 $400,000               *                --              35,919              *

Associated Electric & Gas Insurance                 $400,000               *                --              35,919              *
Services Limited(15)

Qwest Occupational Health Trust(6)                  $395,000               *                --              35,470              *

Lighthouse Multi-Strategy Convertible               $367,500               *                --              33,001              *
Master Fund Ltd.(24)

Sphinx  Convertible Arb Fund SPC(25)                $353,000               *                --              31,699              *

Boilermaker-Blacksmith Pension Trust(15)            $350,000               *                --              31,429              *

Motion Picture Industry Health Plan -               $345,000               *                --              30,980              *
Active Member Fund(6)

                                            PRINCIPAL AMOUNT OF    PERCENTAGE OF    SHARES OF COMMON      SHARES OF    PERCENTAGE OF
                                                 DEBENTURES          DEBENTURES    STOCK BENEFICIALLY   COMMON STOCK   COMMON STOCK
                                             BENEFICIALLY OWNED     OUTSTANDING      OWNED PRIOR TO       OFFERED       OUTSTANDING
                   NAME                         AND OFFERED                             OFFERING
                   ----                     -------------------    -------------   ------------------   ------------   -------------

Union Carbide Retirement Account(15)                $310,000               *                --              27,837              *

Canyon Value Realization MAC 18, LTD                $300,000               *                --              26,939              *
(RMF)(26)

Delta Airlines Master Trust(15)                     $300,000               *                --              26,939              *

Hotel Union & Hotel Industry of Hawaii              $299,000               *                --              26,849              *
Pension Plan(25)

WPG Convertible Arbitrage Overseas Master           $250,000               *                --              22,449              *
Fund(38)

Duke Endowment(35)                                  $250,000               *                --              22,449              *

Lyxor/Quest Fund Ltd.(24)                           $245,000               *                --              22,000              *

Travelers Indemnity Company - Commercial            $225,000               *                --              20,204              *
Lines(6)

Motion Picture Industry Health Plan -               $210,000               *                --              18,857              *
Retiree Member Fund(6)

Dorinco Reinsurance Company(15)                     $200,000               *                --              17,959              *

Sterling Invest Co.(35)                             $180,000               *                --              16,163              *

Port Authority of Allegheny County                  $160,000               *                --              14,367              *
Retirement and Disability Allowance Plan
for the Employees Represented by Local 85
of the Amalgamated Transit Union(15)

United Food and Commercial Workers Local            $155,000               *                --              13,918              *
1262 and Employers Pension Fund(15)

Travelers Indemnity Company - Personal              $150,000               *                --              13,469              *
Lines(6)

OCM Global Convertible Securities Fund              $125,000               *                --              11,224              *
DC(6)

RBC Alternate Assets LP - CONV ARB(38)              $100,000               *                --               8,979              *

Univest Multi-Strategy - CONV ARB(38)               $100,000               *                --               8,979              *

The California Wellness Foundation(15)              $100,000               *                --               8,979              *

Delta Pilots Disability and Survivorship            $100,000               *                --               8,979              *
Trust(15)

Univar USA Inc. Retirement Plan(15)                  $80,000               *                --               7,183              *

Banc of America Securities LLC(39)                   $75,000               *                --               6,734              *

City of Knoxville Pension System(15)                 $75,000               *                --               6,734              *

                                            PRINCIPAL AMOUNT OF    PERCENTAGE OF    SHARES OF COMMON      SHARES OF    PERCENTAGE OF
                                                 DEBENTURES          DEBENTURES    STOCK BENEFICIALLY   COMMON STOCK   COMMON STOCK
                                             BENEFICIALLY OWNED     OUTSTANDING      OWNED PRIOR TO       OFFERED       OUTSTANDING
                   NAME                         AND OFFERED                             OFFERING
                   ----                     -------------------    -------------   ------------------   ------------   -------------

Macomb County Employees' Retirement                  $75,000               *                --               6,734              *
System(15)

Aventis Pension Master Trust(15)                     $65,000               *                --               5,836              *

American AAdvantage Funds(15)                        $55,000               *                --               4,938              *

WPG MSA Convertible Arbitrage Fund(38)               $50,000               *                --               4,489              *

CALAMOS Convertible Portfolio - CALAMOS              $45,000               *                --               4,040              *
Advisors Trust(15)

SCI Endowment Care Common Trust Fund -               $40,000               *                --               3,591              *
National Fiduciary Services(15)

The Fondren Foundation(15)                           $36,000               *                --               3,232              *

Knoxville Utilities Board Retirement                 $35,000               *                --               3,142              *
System(15)

CEMEX Pension Plan(15)                               $34,000               *                --               3,053              *

Viacom Inc. Pension Plan Master Trust(25)            $28,000               *                --               2,514              *

SCI Endowment Care Common Trust Fund -               $20,000               *                --               1,795              *
Suntrust(15)

SCI Endowment Care Common Trust Fund -               $10,000               *                --                 897              *
First Union(15)

Jefferies & Company Inc.(25)                          $6,000               *                --                 538              *

Any other holder of debentures or future          $6,335,000           2.35%                --             568,877              *
transferee, pledgee, donee or successor
of any such holder(40)

TOTAL:                                          $270,000,000          100.0%



*Less than one percent.


----------------------------------


         (1) Pioneer High Yield Fund, Pioneer U.S. High Yield Corporate Bond Sub Fund and Pioneer High Yield VCT Portfolio are each affiliates of broker-dealers.



         (2) BISYS Group Inc, as the stockholder of BISYS Hedge Fund Holdings, Limited, has voting and dispositive power over the securities held by this security holder.



         (3) Anthony B. Bosco has voting and dispositive power over the securities held by this security holder.



         (4) Drake Partners LLC, as the stockholder of Drake Capital Management LLC, has voting and dispositive power over the securities held by this security holder. Anthony Faillace, Steven Luttrell and Hind Corp are stockholders of Drake Partners LLC.



         (5) Michael Kao, as the managing member of Akanthos Capital Management LLC, the general partner of Akanthos Arbitrage Master Fund L.P., has voting and dispositive power over the securities held by this security holder.

         (6) Oaktree Capital Management LLC ("Oaktree"), as the investment manager to OCM Convertible Trust, Delta Air Lines Master Trust - CV, State Employees' Retirement Fund of the State of Delaware, Partner Reinsurance Company Ltd., Chrysler Corporation Master Retirement Trust, Motion Picture Industry Health Plan - Active Member Fund, Motion Picture Industry Health Plan - Retiree Health Plan, Delta Pilots Disability & Survivorship Trust - CV, Vanguard Convertible Securities Fund, Inc., Microsoft Corporation, Qwest Occupational Health Trust, Travelers Indemnity Company - Commercial Lines, Travelers Indemnity Company - Personal Lines and OCM Global Convertible Securities Fund - DC, has voting and dispositive power over the securities held by this security holder. Lawrence Keele is a principal of Oaktree and is the portfolio manager for this security holder. Mr. Keele, Oaktree and all employees and members of Oaktree disclaim beneficial ownership of the securities held by this security holder, except for their pecuniary interest therein.



         (7) Man-Diversified Fund II Ltd. has voting and dispositive power over the securities held by the security holder. The manager shares of Man-Diversified Fund II Ltd. are owned 75% by Albany Management Company Limited and 25% by Man Holdings Limited. Argonaut Limited, which is controlled by Michael Collins, is the registered stockholder of Albany Management Company Limited. Man Holdings Limited is a subsidiary of Man Group plc, which is a publicly-owned company listed on the London Stock Exchange.



         (8) Gene T. Pretti, as the stockholder of Zazove Associates, LLC, the general partner of Zazove Hedged Convertible Fund L.P., Zazove Convertible Arbitrage Fund L.P. and Zazove Income Fund L.P., has voting and dispositive power over the securities held by this security holder.



         (9) DBAG London is an affiliate of a broker-dealer. Dan Azzi has voting and dispositive power over the securities held by this security holder.



         (10) Deutsche Bank Securities Inc. is a broker-dealer. Michael Gurner has voting and dispositive power over the securities held by this security holder.



         (11) Guggenheim Advisors, LLC has voting and dispositive power over the securities held by this security holder. Loren Katzovitz, Kevin Felix and Patrick Hughes are stockholders of Guggenheim Advisors, LLC.



         (12) Eric Peyton has voting and dispositive power over the securities held by this security holder.



         (13) Roy Aitrachan has voting and dispositive power over the securities held by this security holder.



         (14) Guardian Life Insurance Co. and Guardian Pension Trust are both affiliates of broker-dealers. John Murphy has voting and dispositive power over the securities held by this security holder.



         (15) Nick Calamos has voting and dispositive power over the securities held by this security holder.



         (16) TD Securities (USA) Inc. is a broker-dealer. The Toronto Dominion Bank has voting and dispositive power over the securities held by this security holder.



         (17) Grace Convertible Arbitrage Fund, LTD is an affiliate of a broker-dealer. Bradford Whitmore and Michael Brailov have voting and dispositive power over the securities held by this security holder.



         (18) David E. Smith and Christopher D. Petitt, as the stockholders of Coast Offshore Management (Cayman) Ltd., the managing general partner of The Coast Fund, L.P., have voting and dispositive power over the securities held by this security holder.



         (19) Context Capital Management, LLC, as the investment advisor to Context Convertible Arbitrage Offshore, LTD and National Bank of Canada, has voting and dispositive power over the securities held by this security holder. Michael Rosen and William Fertig are the investment managers of Context Capital Management, LLC.



         (20) Gene T. Pretti, as the stockholder of Zazove Associates, LLC, the registered investment advisor to HFR CA Select Fund, San Diego County Employee Retirement Association and Zurich Institutional Benchmarks Master Fund Ltd., has voting and dispositive power over the securities held by this security holder.

         (21) Canyon Value Realization Fund (Cayman), Ltd. is an affiliate of a broker-dealer. Joshua S. Friedman, R. Christian B. Evensen and Mitchell R. Julis have voting and dispositive power over the securities held by this security holder.



         (22) Maystone Partners, LLC, as the investment manager to Maystone Continuum Master Fund, Ltd., has voting and dispositive power over the securities held by this security holder. Henry J. Pizzutello and Mark R. Connors are managing members of Maystone Partners, LLC.



         (23) DKR Capital Partners L.P., as the investment manager to DKR SoundShore Strategic Holding Fund Ltd., and Manan Rawal, as the portfolio manager for DKR SoundShore Strategic Holding Fund Ltd., have shared voting and dispositive power over the securities held by this security holder.



         (24) Quest Investment Management LLC, as the investment advisor to Quest Global Convertible Master Fund Ltd., Lighthouse Multi-Strategy Convertible Master Fund Ltd. and Lyxor/Quest Fund Ltd., has voting and dispositive power over the securities held by this security holder. Frank Campana and James Doolin are the investment principals for Quest Investment Management LLC.



         (25) SSI Investment Management Inc. has voting and dispositive power over the securities held by this security holder. Amy Jo Gottfurcht, John Gottfurcht and George Douglas are stockholders of SSI Investment Management Inc. Jefferies & Company Inc. is a broker-dealer.



         (26) Canyon Capital Arbitrage Master Fund, Ltd., Canyon Value Realization Fund, L.P. and Canyon Value Realization MAC 18, LTD are each affiliates of a broker-dealer. Canyon Capital Advisors, LLC has voting and dispositive power over the securities held by this security holder. Joshua S. Friedman, R. Christian B. Evensen, Mitchell R. Julis and K. Robert Turner are the managing partners of Canyon Capital Advisors, LLC.



         (27) Van Kampen Harbor Fund is a broker-dealer. Van Kampen Asset Management Inc., as the investment advisor to Van Kampen Harbor Fund, has voting and dispositive power over the securities held by this security holder.



         (28) Ann Houlihan has voting and dispositive power over the securities held by this security holder.



         (29) CNH Partners, LLC, as the investment advisor to CNH CA Master Account, L.P., has voting and dispositive power over the securities held by this security holder. Robert Krail, Mark Mitchell and Todd Pulvino are the investment principals for CNH Partners, LLC.



         (30) Context Convertible Arbitrage Fund, LP is a broker-dealer. Context Capital Management, LLC, as the general partner of Context Convertible Arbitrage Fund, LP, has voting and dispositive power over the securities held by this security holder. Michael Rosen and William Fertig are the investment managers of Context Capital Management, LLC.



         (31) Michael Dell and Susan Dell have voting and dispositive power over the securities held by this security holder.



         (32) S.A.C. Capital Advisors, LLC and S.A.C. Capital Management LLC have voting and dispositive power over the securities held by this security holder. Steven A. Cohen controls both S.A.C. Capital Advisors, LLC and S.A.C. Capital Management LLC.



         (33) Mill River Master Fund L.P. is an affiliate of a broker-dealer. Mill River Management L.L.C. is the sole general partner of Mill River Master Fund L.P. David L. Babson & Company Inc. is the sole member of Mill River Management L.L.C. DLB Acquisition Corporation is the sole shareholder of David
L. Babson & Company Inc., and Massachusetts Mutual Life Insurance Company owns approximately 98% of the shares of DLB Acquisition Corporation.



         (34) Morgan Stanley Convertible Securities Trust is an affiliate of a broker-dealer.



         (35) Ann Houlihan has voting and dispositive power over the securities held by this security holder.



         (36) McMahan Securities Co. L.P. is a broker-dealer. D. Bruce McMahan has voting and dispositive power over the securities held by this security holder.

         (37) KBC Financial Products USA Inc. is a broker-dealer. Luke Edwards has voting and dispositive power over the securities held by this security holder.



         (38) Sheri Kaplan has voting and dispositive power over the securities held by this security holder.



         (39) Banc of America Securities LLC, a broker-dealer, was an initial purchaser of the debentures. Banc of America Securities LLC is controlled by Banc of America Corporation, which is a public company.



         (40) Information about other selling security holders will be set forth in one or more post-effective amendments to the registration statement to which this prospectus is a part to the extent such information is received by us. Assumes that any other holders of debentures, or any future transferees, pledgees, donees or successors of or from any such other holders of debentures, do not beneficially own any common stock other than the common stock issuable upon conversion of the debentures at the initial conversion rate or upon the repurchase of the debentures.

                              PLAN OF DISTRIBUTION


         The selling security holders may from time to time sell the debentures and the common stock issuable upon the conversion or repurchase of the debentures covered by this prospectus, which we collectively refer to in this section as the securities, directly to purchasers or offer the securities through underwriters, broker-dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the selling security holders and/or the purchasers of securities for whom they may act as agent, which discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.


         The securities may be sold in one or more transactions:

         -        at fixed prices;

         -        at prevailing market prices at the time of sale;

         -        at varying prices determined at the time of sale; or

         -        at negotiated prices.

         These sales may be effected in transactions that may involve crosses or block transactions, in the following manner:

         - on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, including the New York Stock Exchange in the case of our common stock;

         -        in the over-the-counter market;

         - in transactions otherwise than on these exchanges or services or in the over-the-counter market; or

         - through the writing and exercise of options, whether these options are listed on any options exchange or otherwise.

         In connection with the sale of the securities, the selling security holders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging positions they assume. The selling security holders may sell the securities short and deliver securities to close out short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities.

         Our outstanding common stock is listed for trading on the New York Stock Exchange under the symbol "PWR." We do not intend to list the debentures on any securities exchange. We cannot assure you as to the liquidity of any trading market for the debentures that may develop.

         In order to comply with the securities laws of some jurisdictions, if applicable, the holders of securities may offer and sell those securities in such jurisdictions only through registered or licensed brokers or dealers. In addition, under certain circumstances, in some jurisdictions the securities may not be offered or sold unless they have been registered or qualified for sale in the applicable jurisdiction or an exemption from registration or qualification requirements is available and is complied with.


         The selling security holders, and any underwriters, broker-dealers or agents that participate in the sale of securities, may be "underwriters" within the meaning of Section 2(a)(11) of the Securities Act. Selling security holders that are also registered broker-dealers who act in connection with the sale of the securities hereunder are "underwriters" within the meaning of the Securities Act. Any discounts, commissions, concessions or profit they earn on any sale of the securities may be underwriting compensation under the Securities Act. Neither we nor any selling security holder can presently estimate the amount of such compensation. Banc of America Securities LLC, Context Convertible Arbitrage Fund, LP, Deutsche Bank Securities Inc., Jefferies & Company Inc., KBC Financial Products USA Inc., McMahan Securities Co. L.P., TD Securities (USA) Inc. and Van Kampen Harbor Fund have informed us that they are registered broker-dealers, and as a result, they are underwriters in connection with the sale of the debentures. Several of the selling security holders are affiliates of registered broker-dealers. Each of these selling security holders has informed us that (1) such selling security holder purchased the debentures in the ordinary course of business and (2) at the time that the debentures were purchased, the selling security holder had no agreements or understandings, directly or indirectly, with any person to distribute the debentures.



         Selling security holders who are "underwriters" within the meaning of
Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and certain statutory and regulatory liabilities, including liabilities imposed pursuant to Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act. The selling security holders have acknowledged that they understand their obligations to comply with the provisions of the Exchange Act and the rules thereunder relating to stock manipulation, particularly Regulation M, and have agreed that they will not engage in any transaction in violation of such provisions.








         To the extent required with respect to an offer of any of the securities held by any of the selling security holders named in this prospectus, the specific securities to be sold, the name of the applicable transferee, pledgee, donee or successor to a selling security holder making such offer, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement. To the extent required with respect to an offer of any securities held by a holder whose identity is presently unknown to us, the foregoing information and the name of the selling security holder will be set forth in a post-effective amendment to the registration statement of which this prospectus is a part.


         To our knowledge, there are currently no plans, arrangements or understandings between any selling security holders and any underwriter, broker-dealer or agent regarding the sale of the debentures and the underlying common stock by the selling security holders. Selling security holders may be able to sell the debentures and the underlying common stock pursuant to an exemption from the registration requirements of the Securities Act rather than making sales pursuant to this prospectus. In addition, we cannot assure you that any such selling security holder will not transfer, devise or gift the debentures and the underlying common stock by other means not described in this prospectus.

         We entered into a registration rights agreement for the benefit of holders of the securities to register their securities under applicable federal and state securities laws under specific circumstances and at specific times. The registration rights agreement provides for cross indemnification of the selling security holders and us and their and our respective directors, officers and controlling persons against specific liabilities in connection with the offer and sale of the securities, including liabilities under the Securities Act. Pursuant to the registration rights agreement, we will bear all fees and expenses incurred in connection with the registration of the securities, except that selling security holders will pay all broker's commissions.

                                  LEGAL MATTERS

         Weil, Gotshal & Manges LLP has passed upon the validity of the debentures offered hereby and the common stock issuable upon conversion of the debentures on behalf of Quanta.

                                     EXPERTS

         The consolidated financial statements of Quanta as of and for the year ended December 31, 2002, incorporated by reference in this prospectus and in the registration statement by reference to the Annual Report on Form 10-K/A for the year ended December 31, 2002, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

         PricewaterhouseCoopers LLP's report refers to the adoption of the provisions of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," and to its audit of the transitional disclosures for 2000 and 2001, as more fully described in Note 2 to the financial statements. However, PricewaterhouseCoopers LLP was not engaged to audit, review or apply any procedures to the 2000 and 2001 consolidated financial statements other than with respect to such disclosures. Additionally, PricewaterhouseCoopers LLP's report refers to Quanta's restatement of earnings per share data in 2002, as more fully described in Note 3 to the financial statements.

         The consolidated financial statements of Quanta as of and for each of the two years in the period ended December 31, 2001, from our Annual Report on Form 10-K/A for the year ended December 31, 2002, incorporated by reference in this prospectus, have been audited by Arthur Andersen LLP, independent accountants, as stated in their reports appearing therein, and are incorporated by reference herein in reliance upon the authority of said firm as experts in auditing and accounting.

         We have not been able to obtain, after reasonable efforts, the written consent of Arthur Andersen LLP to our naming it in this prospectus or the shelf registration statement as having certified our consolidated financial statements for the two years ended December 31, 2001, as required by Section 7 of the Securities Act. We have dispensed with the requirement to file its consent in reliance on the temporary relief provided by the SEC under Rule 437(a) of the Securities Act. Accordingly, you will not be able to sue Arthur Andersen LLP pursuant to Section 11(a) of the Securities Act and therefore your right of recovery under that section will be limited as a result of the lack of consent. Even if you have a basis for asserting a remedy against, or seeking to recover from, Arthur Andersen LLP, we believe that it is unlikely that you would be able to recover damages from Arthur Andersen LLP.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the SEC. You can read and copy any materials we file with the SEC at its Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can obtain information about the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330. Copies can be obtained from the SEC upon payment of the prescribed fees. The SEC also maintains a web site that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. In addition, you can obtain information about us at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         We "incorporate by reference" into this prospectus certain information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Any statement made in a document incorporated by reference in this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement in this prospectus or in any other subsequently filed document, which is also incorporated by reference, modifies or supersedes the statement. Any statement made in this prospectus is deemed to be modified or superseded to the extent a statement in any subsequently filed document, which is incorporated by reference in this prospectus, modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

         We incorporate by reference the filings listed below, which have previously been filed with the SEC, and any future filings made with the SEC prior to the termination of this offering under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (other than current reports furnished under Item 9 or Item 12 of Form 8-K unless specifically incorporated by reference by us). All of these filings, which contain important information about us, are considered a part of this prospectus.

         - Our amended and restated annual report on Form 10-K/A for the year ended December 31, 2002, filed on October 2, 2003.

         - Our amended and restated quarterly report on Form 10-Q/A for the quarter ended March 31, 2003, filed on October 2, 2003.

         - Our amended and restated quarterly report on Form 10-Q/A for the quarter ended June 30, 2003, filed on October 2, 2003.

         - Our quarterly report on Form 10-Q for the quarter ended September 30, 2003, filed on November 14, 2003.

         - Our current reports on Form 8-K filed on October 3, 2003, October 9, 2003, October 10, 2003, October 17, 2003, October 21, 2003 and October 24, 2003.


         - The description of our common stock contained in our registration statement on Form 8-A/A, filed on February 6, 1998.


         You may obtain copies of documents incorporated by reference in this document, without charge, by writing to us at the following address or calling us at the telephone number listed below:

                              Quanta Services, Inc.
                       1360 Post Oak Boulevard, Suite 2100
                              Houston, Texas 77056
                                 (713) 629-7600
                         Attention: Corporate Secretary

         We have filed with the SEC a registration statement on Form S-3 under the Securities Act covering the debentures and the shares of common stock issuable upon conversion of the debentures to be offered and sold by this prospectus. This prospectus does not contain all of the information included in the registration statement, some of which is contained in exhibits to the registration statement. The registration statement, including the exhibits, can be read at the SEC web site or at the SEC offices referred to above. Any statement made or incorporated by reference into this prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved.

                                     PART II

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by the registrant in connection with the resales of the securities to be registered, other than underwriting commissions. All amounts shown are estimates except the SEC registration statement filing fee. The selling security holders will pay none of the expenses listed below:

                                                                      Amount to be Paid
Securities and Exchange Commission filing fee                         $        21,843
Printing fees and expenses                                                    100,000
Legal fees and expenses                                                       350,000
Accounting fees and expenses                                                  150,000
Other                                                                          62,366
                                                                      ---------------

Total                                                                 $       684,209
                                                                      ===============


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Delaware General Corporation Law provides that a corporation may, and in certain circumstances must, indemnify its directors, officers, employees and agents for expenses, judgments or settlements actually and reasonably incurred by them in connection with suits and other legal actions or proceedings if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. In any such suit or action brought by or on behalf of the corporation, such indemnification is limited to expenses incurred in defense or settlement of the suit or action. Delaware law also permits a corporation to adopt procedures for advancing expenses to directors, officers and others without the need for a case-by-case determination of eligibility, so long as, in the case of officers and directors, they undertake to repay the amounts advanced if it is ultimately determined that the officer or director was not entitled to be indemnified.

         Article Tenth of our Restated Certificate of Incorporation and Article Seven of our Amended and Restated Bylaws contain provisions for indemnification of directors and officers and for the advancements of expenses to any director or officer to the fullest extent permitted by Delaware law. Additionally, Article Eleventh of our Restated Certificate of Incorporation provides that no director shall be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by Delaware law.

         The Delaware General Corporation Law also permits corporations to purchase and maintain insurance for directors and officers against liability for expenses, judgments or settlements, whether or not the corporation would have the power to indemnify such persons therefor. Article Seven of our Amended and Restated Bylaws permits us to purchase such insurance. We have director and officer insurance in place for our directors and officers.

ITEM 16. EXHIBITS

4.1               Form of Common Stock certificate (previously filed as Exhibit 4.1 to Quanta's Registration Statement on
                  Form S-1 (No. 333-42957) filed December 22, 1997 and incorporated herein by reference)

4.2               Indenture relating to Quanta Services, Inc.'s 4.50% Convertible Subordinated Debentures due 2023, dated
                  October 17, 2003 (previously filed as Exhibit 4.1 to Quanta's Form 10-Q (No. 001-13831) filed November
                  14, 2003 and incorporated herein by reference)

4.3               Form of Debenture (previously filed as Exhibit A to the Indenture relating to Quanta's 4.5% Convertible
                  Subordinated Debentures, filed as Exhibit 4.1 to Quanta's Form 10-Q (No. 001-13831) filed November 14,
                  2003 and incorporated herein by reference)

4.4               Rights Agreement dated as of March 8, 2000 between Quanta Services, Inc. and American Stock Transfer &
                  Trust Company, as Rights Agent, which includes as Exhibit B thereto the Form of Right Certificate
                  (previously filed as Exhibit 4.1 to the Company's Form 8-K (No. 011-13831) filed March 20, 2000 and incorporated herein by reference)

5.1               Opinion of Weil, Gotshal & Manges LLP as to the legality of the securities being registered*

10.1              Resale Registration Rights Agreement dated October 17, 2003 among Quanta Services, Inc. and Banc of
                  America Securities LLC and J.P. Morgan Securities Inc. (previously filed as Exhibit 10.1 to Quanta's
                  Form 10-Q (No. 001-13831) filed November 14, 2003 and incorporated herein by reference)

12.1              Statement regarding computation of earnings to fixed charges*

23.1              Consent of PricewaterhouseCoopers LLP (filed herewith)

23.2              Consent of Weil, Gotshal & Manges LLP (see Exhibit 5.1)*

24.1              Power of Attorney*

25.1              Form T-1 Statement of Eligibility of Wells Fargo Bank, N.A. as Trustee*




         * Previously filed.



ITEM 17. UNDERTAKINGS

(a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by such clauses is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange
At) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 of this registration statement or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 5th day of February, 2004.


                                            QUANTA SERVICES, INC.



                                            By:      /s/ James H. Haddox
                                            -----------------------------------
                                                     James H. Haddox
                                                     Chief Financial Officer



         Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the registration statement has been signed on February 5, 2004, by the following persons in the capacities indicated below:



            SIGNATURE                                               TITLE (CAPACITY)
            ---------                                               ----------------
               *
       ----------------------                             Chief Executive Officer, Director
         John R. Colson                                      (Principal Executive Officer)

         /s/ JAMES H. HADDOX                     Chief Financial Officer (Principal Financial Officer)
      -----------------------
         James H. Haddox

       /s/ DERRICK A. JENSEN                    Vice President, Controller and Chief Accounting Officer
      -----------------------
        Derrick A. Jensen

               *                                                  Director
      -----------------------
          James R. Ball

               *                                                  Director
      -----------------------
        Vincent D. Foster

               *                                                  Director
      -----------------------
          Louis C. Golm

               *                                                  Director
      -----------------------
          Ben A. Guill

               *                                                  Director
      -----------------------
        James A. Nattier

               *                                                  Director
      -----------------------
          Gary A. Tucci

               *                                                  Director
      -----------------------
         John R. Wilson

    * By: /s/ DANA A. GORDON
      -----------------------
         Dana A. Gordon
        Attorney-in-Fact

                                INDEX TO EXHIBITS


         4.1      Form of Common Stock certificate (previously filed as Exhibit
                  4.1 to Quanta's Registration Statement on Form S-1 (No.
                  333-42957) filed December 22, 1997 and incorporated herein by reference)

         4.2      Indenture relating to Quanta Services, Inc.'s 4.50%
                  Convertible Subordinated Debentures due 2023, dated October
                  17, 2003 (previously filed as Exhibit 4.1 to Quanta's Form
                  10-Q (No. 001-13831) filed November 14, 2003 and incorporated herein by reference)

         4.3      Form of Debenture (previously filed as Exhibit A to the
                  Indenture relating to Quanta's 4.5% Convertible Subordinated
                  Debentures, filed as Exhibit 4.1 to Quanta's Form 10-Q (No.
                  001-13831) filed November 14, 2003 and incorporated herein by reference)

         4.4      Rights Agreement dated as of March 8, 2000 between Quanta
                  Services, Inc. and American Stock Transfer & Trust Company, as
                  Rights Agent, which includes as Exhibit B thereto the Form of Right Certificate (previously filed as Exhibit 4.1 to the
                  Company's Form 8-K (No. 011-13831) filed March 20, 2000 and incorporated herein by reference)

         5.1 Opinion of Weil, Gotshal & Manges LLP as to the legality of the securities being registered *

         10.1 Resale Registration Rights Agreement dated October 17, 2003 among Quanta Services, Inc. and Banc of America Securities LLC and J.P. Morgan Securities Inc. (previously filed as Exhibit
                  10.1 to Quanta's Form 10-Q (No. 001-13831) filed November 14,
                  2003 and incorporated herein by reference)

         12.1     Statement regarding computation of earnings to fixed charges*

         23.1     Consent of PricewaterhouseCoopers LLP (filed herewith)

         23.2     Consent of Weil, Gotshal & Manges LLP (see Exhibit 5.1)*

         24.1     Power of Attorney*

         25.1     Form T-1 Statement of Eligibility of Wells Fargo Bank, N.A. as
                  Trustee*



         *  Previously filed.